As filed with the Securities and Exchange Commission on February 3, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDTRONIC PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	98-1183488
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

20 Lower Hatch Street

Dublin 2, Ireland

+353 1 438-1700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

MEDTRONIC GLOBAL HOLDINGS S.C.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	98-1202865
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3b, boulevard Prince Henri

L-1724 Luxembourg

+352 266 379 40

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

MEDTRONIC, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-0793183
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

710 Medtronic Parkway

Minneapolis, MN 55432

(763) 514-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Martha Ha, Esq.

Assistant Secretary

Medtronic plc

c/o Medtronic, Inc.

710 Medtronic Parkway

Minneapolis, Minnesota 55432

(763) 514-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Erika L. Robinson

Jeffrey A. Stein

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center, 250 Greenwich Street

New York, NY 10009

(212) 230-8800

(212) 230-8888

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities of Medtronic Global Holdings S.C.A.
Debt Securities of Medtronic, Inc.
Guarantees of the Debt Securities of Medtronic Global Holdings S.C.A.(2)
Guarantees of the Debt Securities of Medtronic, Inc.(2)
Total

(1)	Pursuant to Form S-3 General Instructions II.E information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.
(2)	Medtronic plc and Medtronic, Inc. will fully and unconditionally guarantee the debt securities issued by Medtronic Global Holdings S.C.A. Medtronic plc and Medtronic Global Holdings S.C.A. will fully and unconditionally guarantee the debt securities issued by Medtronic, Inc. No separate consideration will be received for the guarantees of debt securities. Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the registration of guarantees of the debt securities.

PROSPECTUS

MEDTRONIC GLOBAL HOLDINGS S.C.A.

Debt Securities

Fully and unconditionally guaranteed by

Medtronic Public Limited Company

Medtronic, Inc.

MEDTRONIC, INC.

Debt Securities

Fully and unconditionally guaranteed by

Medtronic Public Limited Company

Medtronic Global Holdings S.C.A.

Medtronic Global Holdings S.C.A. (“Medtronic Luxco”) and Medtronic, Inc. may offer and sell debt securities from time to time in one or more offerings. Debt securities issued by Medtronic Luxco will be fully and unconditionally guaranteed by Medtronic Public Limited Company (“Medtronic plc”) and Medtronic, Inc. Debt securities issued by Medtronic, Inc. will be fully and unconditionally guaranteed by Medtronic plc and Medtronic Luxco.

This prospectus describes the general terms of these debt securities and the general manner in which these securities will be offered. We will provide the specific terms of these debt securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these debt securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these debt securities in amounts, at prices and on terms determined at the time of offering. The debt securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the debt securities, we will name them and describe their compensation in a prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in our annual report on Form 10-K for the fiscal year ended April 29, 2016 and the other documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus has not been approved by the Central Bank of Ireland or the Commission de surveillance du secteur financier of Luxembourg as a prospectus for the purpose of Directive 2003/71/EC, as amended (including Directive 2010/73/EU).

The date of this prospectus is February 3, 2017

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 3 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the debt securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such debt securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our,” “Medtronic” and “us” refer, collectively, to Medtronic Public Limited Company, a company organized under the laws of Ireland (also referred to as “Medtronic plc”), and its consolidated subsidiaries. The term “Medtronic Luxco” refers to Medtronic Global Holdings S.C.A., an entity organized under the laws of Luxembourg, and the term “Medtronic, Inc.” refers to Medtronic, Inc., a Minnesota corporation.

This document does not constitute a prospectus within the meaning of Part 23 of the Irish Companies Act, 2014 or an offer to sell or an invitation to purchase or the solicitation of an offer to purchase securities. No offer of any securities of Medtronic plc, Medtronic Luxco or Medtronic, Inc. to the public is being made that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of Part 23 of the Irish Companies Act, 2014) in general or in particular pursuant to the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland (as amended). This document has not been approved or reviewed by or registered with the Central Bank of Ireland.

This document does not constitute investment advice or the provision of investment services within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3) of Ireland (as amended) (the “MiFID Regulations”) or otherwise. Medtronic plc is not an authorized investment firm within the meaning of the MiFID Regulations, and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy the debt securities in any jurisdiction to any person to whom it is unlawful to make the offer or solicitation in such jurisdiction.

This prospectus has not been approved by and will not be submitted for approval to the Commission de surveillance du secteur financier of Luxembourg (the “CSSF”) for purposes of public offering or sale in Luxembourg or for the purposes of admission to trading on the Luxembourg stock exchange and listing on the official list of the Luxembourg stock exchange or on any other regulated or alternative market in Luxembourg.

Accordingly, no offer or sale to the public of the debt securities in Luxembourg are made in this prospectus, directly or indirectly, and neither this prospectus, nor any other circular, prospectus, form of application, advertisement or other material related to the debt securities may be distributed, or otherwise be made available in or from, or published in, Luxembourg, except if a prospectus has been duly approved by the CSSF in accordance with the Luxembourg act of July 10, 2005 on prospectuses for securities, as amended from time to time (the “Prospectus Law”), or the offer benefits from an exemption to, or constitutes a transaction otherwise not subject to the requirement to publish a prospectus for the purpose of, the Prospectus Law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website (www.medtronic.com under the “About Medtronic—Investors” caption and “Financial Information—SEC Filings” subcaption). Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Pursuant to Rule 3-10(d) of Regulation S-X (“Rule 3-10”), this prospectus does not contain separate financial statements for Medtronic Luxco or Medtronic, Inc. since Medtronic Luxco and Medtronic, Inc. are wholly-owned indirect subsidiaries of Medtronic plc and Medtronic plc files consolidating financial information under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Debt securities issued by Medtronic Luxco will be fully and unconditionally guaranteed on a joint and several basis by Medtronic plc and Medtronic, Inc. Debt securities issued by Medtronic, Inc. will be fully and unconditionally guaranteed on a joint and several basis by Medtronic plc and Medtronic Luxco. The guarantor structure contemplated in this prospectus is substantially consistent with our previously reported financial information of guarantors in the documents we have incorporated by reference. Any changes to such reported financial information of guarantors after the registration statement becomes effective would be to re-title existing columns of the issuer and subsidiary guarantor in our consolidating financial statements, which we do not believe would be a material change.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the debt securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-36820) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the debt securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended April 29, 2016, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2016 Annual Meeting of Stockholders;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended July 29, 2016 and October 28, 2016; and

•	Current Reports on Form 8-K filed May 4, 2016, May 31, 2016 (Item 8.01 report only), July 1, 2016, December 2, 2016 and December 14, 2016.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

710 Medtronic Parkway

Minneapolis, MN 55432 USA

Attn: Medtronic Investor Relations Department

(763) 514-4000

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking” statements. Forward-looking statements broadly include our current expectations or forecasts of future results. Our forward-looking statements generally relate to our growth and growth strategies, developments in the markets for our products, financial results, product development launches and effectiveness, research and development strategy, regulatory approvals, competitive strengths, restructuring and cost-saving initiatives, intellectual property rights, litigation and tax matters, government investigations, mergers and acquisitions, market acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations, working capital adequacy, value of our investments, our effective tax rate, our expected returns to shareholders, and sales efforts. Such statements can be identified by the use of terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “will,” and similar words or expressions. Forward-looking statements in this prospectus and the information incorporated by reference in this prospectus include, but are not limited to, statements regarding our ability to drive long-term shareholder value, development and future launches of products and continued or future acceptance of products and therapies in our operating segments; market positioning and performance of our products, including stabilization of certain product markets; anticipated timing for U.S. FDA and non-U.S. regulatory approval of new products; increased presence in new markets, including markets outside the U.S.; changes in the market and our market share; acquisitions and investment initiatives, as well as integration of acquired companies into our operations; the resolution of tax matters; the effectiveness of our development activities in reducing patient care costs and hospital stay lengths; our approach towards cost containment; our expectations regarding health care costs, including potential changes to reimbursement policies and pricing pressures; our expectations regarding changes to patient standards of care; our ability to identify and maintain successful business partnerships; the elimination of certain positions or costs related to restructuring initiatives; outcomes in our litigation matters and government investigations; general economic conditions; the adequacy of available working capital and our working capital needs; our payment of dividends and redemption of shares; the continued strength of our balance sheet and liquidity; our accounts receivable exposure; and the potential impact of our compliance with governmental regulations and accounting guidance. One must carefully consider forward-looking statements and understand that such statements may be affected by inaccurate assumptions and may involve a variety of risks and uncertainties, known and unknown, including, among others, risks related to competition in the medical device industry, reduction or interruption in our supply, quality problems, liquidity shortfalls, decreasing prices and pricing pressure, fluctuations in currency exchange rates, changes in applicable tax rates, positions taken by taxing authorities, adverse regulatory action, delays in regulatory approvals, litigation results, self-insurance, commercial insurance, health care policy changes, international operations, failure to complete or achieve the intended benefits of acquisitions or disruption of our current plans and operations, as well as those discussed in the sections entitled “Risk Factors” and “Government Regulation and Other Considerations” in our Annual Report on Form 10-K for the fiscal year ended April 29, 2016. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. We intend to take advantage of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding our forward-looking statements, and are including this sentence for the express purpose of enabling us to use the protections of the safe harbor with respect to all forward-looking statements.

We undertake no obligation to update any statement we make, but investors are advised to consult all other disclosures by us in our filings with the SEC, especially on Forms 10-K, 10-Q, and 8-K, in which we discuss in more detail various important factors that could cause actual results to differ from expected or historical results. In addition, actual results may differ materially from those anticipated due to a number of factors, including, among others, those discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended April 29, 2016. It is not possible to foresee or identify all such factors. As such, investors should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties, or potentially inaccurate assumptions.

SUMMARY

Medtronic plc

Medtronic is among the world’s largest medical technology, services and solutions companies – alleviating pain, restoring health, and extending life for millions of people around the world. Medtronic was founded in 1949 and today serves hospitals, physicians, clinicians, and patients in approximately 160 countries worldwide. We remain committed to a mission written by our founder 56 years ago that directs us “to contribute to human welfare by the application of biomedical engineering in the research, design, manufacture, and sale of products to alleviate pain, restore health, and extend life.”

With innovation and market leadership, we have pioneered advances in medical technology in all of our businesses. Our commitment to enhance our offerings by developing and acquiring new products, wrap-around programs, and solutions to meet the needs of a broader set of stakeholders is driven by the following primary strategies:

•	Therapy Innovation: Delivering a strong launch cadence of meaningful therapies and procedures.

•	Globalization: Addressing the inequity in health care access globally, primarily in emerging markets.

•	Economic Value: Becoming a leader in value-based health care by offering new services and solutions to improve outcomes and efficiencies, lower costs by reducing hospitalizations, improve remote clinical management, and increase patient engagement.

Our primary customers include hospitals, clinics, third-party health care providers, distributors, and other institutions, including governmental health care programs and group purchasing organizations (GPOs).

Our principal executive offices (and registered office for the purposes of Irish law) are located at 20 Lower Hatch Street Dublin 2, Ireland, our telephone number is +353 1 438-1700 and our website is at www.medtronic.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. Medtronic plc, formerly known as Medtronic Holdings Limited, is a public limited company organized under the laws of Ireland, and re-registered as a public limited company under the laws of Ireland on January 26, 2015. On January 27, 2015, its shares became publicly traded on the New York Stock Exchange under the ticker symbol MDT.

Medtronic Luxco

Medtronic Global Holdings S.C.A., a wholly-owned indirect subsidiary of Medtronic plc, is a corporate partnership limited by shares organized under the laws of Luxembourg, incorporated on October 7, 2014, having its registered office at 3b, boulevard Prince Henri L-1724 Luxembourg and registered with the Luxembourg Trade and Companies Register under number B191129. Medtronic Luxco’s telephone number is +352 266 379 40.

On January 26, 2015, Medtronic completed the acquisition of Covidien plc, a public limited company organized under the laws of Ireland (“Covidien”), which was a global leader in the development, manufacture and sale of healthcare products for use in clinical and home setting. In connection with the acquisition, Medtronic, Inc. and Covidien plc were combined under and became Medtronic plc. Medtronic Luxco is the intermediate holding company that holds the entirety of the interests of the Medtronic operating companies, including Medtronic, Inc. and the legacy Covidien business.

Medtronic, Inc.

Medtronic, Inc., a wholly-owned indirect subsidiary of Medtronic Luxco, is a Minnesota corporation with its principal executive offices at 710 Medtronic Parkway, Minneapolis, MN 55432. Medtronic, Inc. was founded in 1949 and was incorporated in Minnesota in 1957. Medtronic, Inc.’s telephone number is (763) 514-4000.

Medtronic, Inc. was the primary operating company of Medtronic prior to the acquisition of Covidien, and today continues to be the primary operating company for Medtronic.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any debt securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, among others, the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES OF MEDTRONIC GLOBAL HOLDINGS S.C.A.

This section describes the general terms and provisions of the unsecured general obligations that Medtronic Luxco may offer from time to time in the form of one or more series of debt securities, which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. As used in this “Description of Debt Securities of Medtronic Global Holdings S.C.A.,” references to “Medtronic Luxco,” “we,” “our” and “us” refer to Medtronic Global Holdings S.C.A., an entity organized under the laws of Luxembourg, references to “Medtronic plc” refer to Medtronic Public Limited Company, a company organized under the laws of Ireland and references to “Medtronic, Inc.” refer to Medtronic, Inc., a Minnesota corporation, and in each case do not, unless the context otherwise indicates, include such entity’s subsidiaries.

Senior debt securities will be issued under a senior indenture to be entered into among Medtronic Luxco, as issuer, Medtronic plc and Medtronic, Inc., as guarantors, and Wells Fargo Bank, National Association, as trustee. We refer to this indenture as the senior indenture. Subordinated debt securities will be issued under a subordinated indenture to be entered into among Medtronic Luxco, as issuer, Medtronic plc and Medtronic, Inc., as guarantors, and a trustee to be named. This indenture is referred to as the subordinated indenture. We refer to the senior indenture and the subordinated indenture together as the indentures and to the trustee under the senior indenture and the trustee under the subordinated indenture together as the trustees. The following summaries of certain provisions of the indentures and the debt securities are not complete and are subject to the detailed provisions of the indentures. You should refer to the senior indenture and the form of subordinated indenture, each of which are filed as exhibits to the registration statement of which this prospectus forms a part and incorporated by reference into this prospectus for more specific information. In addition, you should consult the applicable prospectus supplement and any free writing prospectus that we authorize to be delivered for particular terms of the debt securities being offered.

The indentures do not limit the amount of debt securities that may be issued by Medtronic Luxco or any of its affiliates. Each indenture will provide that debt securities may be issued from time to time in one or more series. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement if any of the general terms and conditions described below will not apply to the series of debt securities.

General Terms

The debt securities will be unsecured obligations of Medtronic Luxco and will be fully and unconditionally guaranteed, on a joint and several basis, by each of Medtronic plc and Medtronic, Inc. The senior debt securities will rank equally in right of payment with Medtronic Luxco’s other unsecured and unsubordinated obligations, and will be structurally subordinated to all of the liabilities of the subsidiaries of Medtronic Luxco (other than Medtronic, Inc., as further described under the heading “Guarantees”). The subordinated debt securities will rank junior in right of payment to Medtronic Luxco’s Senior Debt (defined below), including the senior debt securities, as described under the heading “Certain Terms of Subordinated Debt Securities.”

Medtronic Luxco may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	the date or dates on which the debt securities will mature;

•	the price or prices at which we will sell the debt securities;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which such interest will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payments;

•	the place or places where principal of, premium, if any, and interest on the debt securities shall be payable;

•	whether any index, formula or other method will be used to determine the amount of payments of principal of and premium, if any, and interest on the debt securities and the manner of determining the amount of such payments;

•	any mandatory or optional sinking fund or analogous provisions;

•	if applicable, the price at which, the periods within which, and the terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed;

•	any guarantee provisions in addition to or in lieu of those described in this prospectus;

•	the portion of the principal amount of the debt securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

•	the currency of payment of principal of and premium, if any, and interest on the debt securities;

•	whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

•	the currency of principal and interest payments if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. dollars for any purpose under the indenture;

•	with respect to subordinated debt securities, whether the subordination provisions of the subordinated indenture or any different subordination provisions shall apply to the debt securities;

•	any deletions from, changes in or additions to the events of default or the covenants specified in the indenture, or to the right of the trustee or the requisite holders of such securities to declare the principal amount of such securities due and payable;

•	any special tax implications of such series of debt securities; and

•	any other terms of the debt securities.

Debt securities may bear interest at fixed or floating rates. We may issue debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than the stated principal amount of the debt securities. Tax and other special considerations applicable to any series of debt securities, including original issue discount securities, will be described in the prospectus supplement in which we offer those debt securities.

We will have the ability under the indentures to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

Guarantees

Medtronic plc and Medtronic, Inc. will fully and unconditionally guarantee, on a joint and several basis, to each holder of debt securities issued by Medtronic Luxco the due and punctual payment of principal of and premium, if any, and interest on those debt securities, when and as the same become due and payable, whether at maturity, by declaration of acceleration, upon redemption, repurchase or otherwise. The guarantees will be unsecured and each guarantee of senior debt securities will rank equally with all other unsecured and unsubordinated obligations of Medtronic plc and Medtronic, Inc., as applicable, and will be structurally subordinated to all of the liabilities of the subsidiaries of Medtronic plc (other than Medtronic Luxco and Medtronic, Inc.). Each guarantee of subordinated debt securities will rank junior in right of payment to the Senior Debt of Medtronic plc and Medtronic, Inc., respectively, as described under the heading “Certain Terms of Subordinated Debt Securities.” Medtronic plc and Medtronic, Inc. are sometimes referred to in this section as the “Guarantors.”

Notwithstanding the foregoing, each Guarantor will be automatically and unconditionally released from all obligations under its guarantee, and such guarantees shall terminate and be discharged and be of no further force and effect, (i) upon the merger or consolidation of such Guarantor with and into either us or any other Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all or substantially all of its assets to either us or another Guarantor, (ii) when such Guarantor is not then, or immediately thereafter will not be, a guarantor of any Guaranteed Bonds (defined below), provided that no Event of Default has occurred and is continuing or (iii) upon legal or covenant defeasance of our obligations, or satisfaction and discharge of the indenture.

The guarantees of the debt securities may be subject to review under United States federal or state fraudulent transfer law or similar laws in other applicable jurisdictions, which could limit their enforceability. The guarantees will provide that the obligations of each Guarantor will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Payment

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on the debt securities will be paid at the place or places that we will designate for such purposes. However, we may, at our option, make interest payments by check mailed to persons in whose names the debt securities are registered. Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security which is payable and is punctually paid or duly provided for on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment.

Redemption Upon Changes in Withholding Taxes

Unless otherwise provided in the applicable prospectus supplement, Medtronic Luxco may redeem all, but not less than all, of the debt securities of any series under the following conditions:

•	if there is an amendment to, or change in, the laws, regulations, rulings or treaties of Luxemburg, the United States or other jurisdiction in which Medtronic Luxco or any Guarantor or, in each case, any successor thereof (including a continuing person formed by a consolidation with Medtronic or any Guarantor, into which Medtronic Luxco or such Guarantor is merged, or that acquires or leases all or substantially all of the property and assets of Medtronic Luxco or such Guarantor) may be organized, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, regulations, rulings or treaties, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to Medtronic Luxco or any Guarantor;

•	as a result of such amendment or change, Medtronic Luxco or any Guarantor becomes, or there is a material probability that Medtronic Luxco or any Guarantor will become, obligated to pay Additional Amounts as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities of such series;

•	the obligation to pay Additional Amounts cannot be avoided through Medtronic Luxco’s or such Guarantor’s commercially reasonable measures, not including substitution of the obligor of the debt securities;

•	Medtronic Luxco delivers to the trustee:

•	a certificate of Medtronic Luxco or the applicable Guarantor, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by Medtronic Luxco or the applicable Guarantor, as the case may be, taking commercially reasonable measures available to it;

•	a written opinion of independent tax counsel to Medtronic Luxco or the applicable Guarantor, as the case may be, of recognized standing to the effect that Medtronic Luxco or the applicable Guarantor, as the case may be, has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that Medtronic Luxco or the applicable Guarantor, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

•	following the delivery of the certificate and opinion described in the previous bullet point, Medtronic Luxco provides notice of redemption not less than 30 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which Medtronic Luxco or the applicable Guarantor would otherwise be, or there is a material probability that it would otherwise be, required to pay Additional Amounts.

Upon the occurrence of each event described above, Medtronic Luxco may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Payment of Additional Amounts

Unless otherwise required by law, neither Medtronic Luxco nor any Guarantor will deduct or withhold from payments made by Medtronic Luxco or such Guarantor under or with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that Medtronic Luxco or such Guarantor is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, Medtronic Luxco or the applicable Guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder’s mere ownership of the debt securities or for or on account of:

•	any Taxes that are imposed or withheld solely because such holder (or the beneficial owner for whose benefit such holder holds such debt securities) or a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or possessor of a power over, such holder (or beneficial owner) if such holder (or beneficial owner) is an estate, trust, partnership, limited liability company, corporation or other entity that:

•	is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction (in each cash, other than the mere fact of ownership of such securities, without another presence or business in such Taxing Jurisdiction);

•	has or had any present or former connection (other than the mere fact of ownership of such debt securities) with the Taxing Jurisdiction imposing such Taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

•	with respect to any withholding Taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax;

•	actually or constructively owns or owned 10% or more of the total combined voting power of all classes of stock of Medtronic Luxco or a Guarantor;

•	is or was a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3) of the United States Internal Revenue Code of 1986, (the “Code”);

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the debt securities, except as otherwise provided in the applicable indenture;

•	any Taxes imposed solely as a result of the presentation of such debt securities (where presentation is required) for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the debt securities been presented for payment on any date during such 15-day period;

•	any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such Taxes;

•	with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Code;

•	any Taxes that are payable by any method other than withholding or deduction by Medtronic Luxco or any Guarantor or any paying agent from payments in respect of such debt securities;

•	any Taxes required to be withheld by any paying agent from any payment in respect of any debt securities if such payment can be made without such withholding by at least one other paying agent;

•	any withholding or deduction for Taxes which would not have been imposed if the relevant debt securities had been presented to another paying agent in a member state of the European Union as of the date of the applicable indenture;

•	any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, any intergovernmental agreement, or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or

•	any combination of the above conditions.

Additional Amounts also will not be payable to any holder of debt securities or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such security or holder of such beneficial interests in such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

Medtronic Luxco and each Guarantor, as applicable, also:

•	will make such withholding or deduction of Taxes;

•	will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

•	will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

•	upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Medtronic Luxco or the applicable Guarantor or if, notwithstanding Medtronic Luxco’s or such Guarantor’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or guarantees is due and payable, if Medtronic Luxco or the applicable Guarantor will be obligated to pay Additional Amounts with respect to such payment, Medtronic Luxco or the applicable Guarantor will deliver to the trustee an officers’ certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.

In addition, Medtronic Luxco will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxemburg or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.

The foregoing provisions shall survive any termination or the discharge of each indenture and shall apply to any jurisdiction in which Medtronic Luxco or any Guarantor or any successor to Medtronic Luxco or any Guarantor, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in an indenture or supplemental indenture, any debt securities, any guarantee or in this “Description of Debt Securities of Medtronic Global Holdings S.C.A.” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Events of Default

Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for any series of debt securities under the applicable indenture:

•	failure to pay any interest on the debt securities of that series when due and payable and such failure continues for 30 days;

•	failure to pay principal of or any premium on the debt securities of that series at its maturity, acceleration, redemption or otherwise;

•	failure to perform or the breach of any other covenant or warranty in the indenture applicable to such series and such failure continues for 60 days after written notice as provided in such indenture;

•	failure to pay principal when due at maturity or a default that results in the acceleration of maturity of Medtronic plc’s or any Restricted Subsidiary’s (defined below) indebtedness for borrowed money in an aggregate amount of $150 million or more;

•	Medtronic plc’s or Medtronic, Inc.’s guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or such guarantee is found to be invalid or Medtronic plc or Medtronic, Inc. denies its liability under its guarantee (other than by reason of release of a guarantor in accordance with the terms of the applicable indenture);

•	certain events in bankruptcy, insolvency, examinership or reorganization, voluntary or involuntary, relating to Medtronic Luxco, Medtronic plc or Medtronic, Inc.; and

•	any other event of default provided with respect to debt securities of such series.

If an event of default, other than an event of default specified in the sixth bullet point above, occurs with respect to debt securities of any series and is continuing, either the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul such declaration and its consequences. If an event of default specified in the sixth bullet point above occurs and is continuing, the entire principal amount of, and accrued interest, if any, on each series of debt securities then outstanding shall become immediately due and payable. Any payment on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Certain Terms of Subordinated Debt Securities.”

The applicable trustee, after the occurrence of a default with respect to any series of debt securities, shall give to the holders of debt securities of that series notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods); provided, that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any debt security, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of such series.

The holders of a majority in principal amount of the outstanding debt securities of any series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, and to waive certain defaults.

In case an event of default shall occur and be continuing, each trustee shall exercise such of its rights and powers under the applicable indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustees will be under no obligation to exercise any of their rights or powers under the indentures at the request or direction of any of the holders of debt securities unless such holders shall have offered to the applicable trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The indentures will require us to deliver to the trustees annual statements as to the performance of our obligations under the indentures and as to any events of default thereunder.

A default in the payment of any of our debt securities or under any related guarantee, or a default with respect to our debt securities or any related guarantee that causes such debt securities to be accelerated, may give rise to a cross-default under our other indebtedness.

Certain Terms of Subordinated Debt Securities

The following provisions will apply to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities. Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

The indebtedness evidenced by the subordinated debt securities and the guarantees is subordinate to the prior payment in full of all of our Senior Debt. During the continuance beyond any applicable grace period of any default in the payment of principal of, premium (if any), interest or any other payment due on any of our Senior Debt, Medtronic Luxco and the Guarantors may not make any payment of principal of, premium (if any) or interest on the subordinated debt securities.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to such subordinated debt securities of that series, holders of any Senior Debt would be entitled to payment in full in cash or other payment satisfactory to holders of Senior Debt of all Senior Debt before the holders of subordinated debt securities would be entitled to receive any payment or distribution. In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of, premium (if any) and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all of our Senior Debt.

As a result of these subordination provisions, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Debt. The subordination provisions will not prevent the occurrence of an event of default under the subordinated indenture.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all Senior Debt is paid in full in cash or other payment satisfactory to holders of Senior Debt, then such payment will be held in trust for the holders of senior debt. Senior debt securities will constitute Senior Debt under the subordinated indenture.

Certain Covenants

Limitations on Secured Debt.

The indentures provide that we will not, and will not permit any Restricted Subsidiary (defined below) to, incur, issue, assume or guarantee any Debt (defined below) secured by a pledge of, or mortgage or other lien on, any Principal Property (defined below), now owned or hereafter owned by Medtronic plc or any Restricted Subsidiary, or any shares of stock or Debt of any Restricted Subsidiary (herein called “liens”), without effectively providing that the debt securities (together with, if we shall so determine, any other Debt of Medtronic plc or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the debt securities of that series) shall be secured equally and ratably with (or prior to) such secured Debt so long as such secured Debt shall be so secured. The foregoing restrictions do not apply, however, to:

•	liens on any Principal Property acquired (whether by merger, consolidation, purchase, lease or otherwise), constructed or improved by Medtronic plc or any Restricted Subsidiary after the date of the applicable indenture which are created or assumed prior to, contemporaneously with, or within 360 days after, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith) incurred after the date of the applicable indenture;

•	liens on any property, shares of capital stock or Debt existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including liens on property, shares of capital stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary);

•	liens in favor of, or which secure Debt owing to, Medtronic plc or any Restricted Subsidiary;

•	liens in favor of the United States or any state thereof, or any department, agency, or instrumentality or political subdivision thereof, or political entity affiliated therewith, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute, or to secure any Debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

•	liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar liens arising in the ordinary course of business, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by Medtronic plc or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

•	pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which Medtronic plc or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of Medtronic plc or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States to secure surety, appeal or customs bonds to which Medtronic plc or any Restricted Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

•	liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against Medtronic plc or any Restricted Subsidiary with respect to which Medtronic plc or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review; or liens incurred by Medtronic plc or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which Medtronic plc or such Restricted Subsidiary is a party;

•	liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

•	liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ liens and other similar liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of Medtronic plc’s business or the business of such Restricted Subsidiary and which do not, in Medtronic plc’s opinion, materially detract from the value of such properties;

•	liens existing on the first date on which the debt securities of a series are authenticated;

•	liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Medtronic plc or the applicable Restricted Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board and (ii) such deposit account is not intended to provide collateral to the depository institution; or

•	any extension, renewal or replacement (or successive extensions, removals or replacements) as a whole or in part, of any lien referred to in the eleven foregoing bullets, inclusive; provided that (i) such extension, renewal or replacement lien shall be limited to all or a part of the same property, shares of stock or debt that secured the lien extended, renewed or replaced (plus improvements on such property) and (ii) the Debt secured by such lien at such time is not increased.

Notwithstanding the restrictions described above, Medtronic plc or any Restricted Subsidiary may incur, issue, assume or guarantee Debt secured by liens without equally and ratably securing the debt securities; provided that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all outstanding Debt secured by liens which could not have been incurred, issued, assumed or guaranteed by Medtronic plc or a Restricted Subsidiary without equally and ratably securing the debt securities of each series then outstanding under the applicable indenture except for the provisions of this paragraph, together with the aggregate amount of Attributable Debt (defined below) incurred pursuant to the second paragraph under the caption “—Limitations on Sale and Leaseback Transactions” below, does not at such time exceed 20% of the Consolidated Net Tangible Assets (defined below) of Medtronic plc.

Limitations on Sale and Leaseback Transactions.

Sale and leaseback transactions by Medtronic plc or any Restricted Subsidiary involving a Principal Property are prohibited unless either: (a) Medtronic plc or such Restricted Subsidiary would be entitled, without equally and ratably securing the debt securities, to incur Debt secured by a lien on such property, pursuant to the provisions described in the bullets above under “—Limitations on Secured Debt”; or (b) Medtronic plc or a subsidiary thereof, within 360 days after such transaction, apply an amount not less than the net proceeds of the sale of the Principal Property leased pursuant to such arrangement to (1) the retirement of Medtronic plc’s Funded Debt (defined below); provided that the amount to be applied to the retirement of Medtronic plc’s Funded Debt shall be reduced by (i) the principal amount of any debt securities delivered within 360 days after such sale to the trustee for retirement and cancellation and (ii) the principal amount of Funded Debt, other than debt securities, voluntarily retired by Medtronic plc within 360 days after such sale or (2) the purchase, construction or development of other property, facilities or equipment used or useful in Medtronic plc’s or its Restricted Subsidiaries’ business. Notwithstanding the foregoing, no retirement referred to in clause (b) of this paragraph may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision. This restriction will not apply to a sale and leaseback transaction between Medtronic plc and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years.

Notwithstanding the restrictions described above, Medtronic plc or any Restricted Subsidiary may enter into a sale and leaseback transaction; provided that at the time of such transaction, after giving effect thereto and to the retirement of any Funded Debt which is concurrently being retired, the aggregate amount of all Attributable Debt (defined below) in respect of sale and leaseback transactions existing at such time (other than sale and leaseback transactions permitted as described in the preceding paragraph), together with the aggregate amount of all outstanding Debt incurred pursuant to the second paragraph under the caption “—Limitations on Secured Debt” above, does not at such time exceed 20% of the Consolidated Net Tangible Assets of Medtronic plc.

Certain Other Covenants.

The indentures contain certain other covenants applicable to us and/or the Guarantors regarding, among other matters, corporate existence and reports to holders of debt securities. Unless indicated otherwise in a prospectus supplement, the debt securities will not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the indentures do not afford holders of debt securities issued thereunder protection in the event of a sudden or significant decline in our or any Guarantor’s credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us, Medtronic plc, Medtronic, Inc. or any of our affiliates that may adversely affect such holders.

Consolidation, Merger, Conveyance, Transfer or Lease

We may not consolidate with or merge into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any other person, unless:

•	either: (i) we shall be the continuing person; or (ii) the person (if other than us), formed by such consolidation or into which we are merged, or the person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of our assets, shall (1) be a corporation, partnership, limited liability company, trust or similar entity organized and validly existing under the laws of the United States of America, any state or political subdivision thereof, the District of Columbia, the United Kingdom or any member country of the European Union and (2) expressly assume, by a supplemental indenture, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance or the observance of every covenant of the applicable indenture on our part to be performed or observed;

•	immediately after giving effect to such transaction (including the incurrence of any Debt in connection with such transaction or series of transactions), no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing (provided, that, for the avoidance of doubt, Debt of a Restricted Subsidiary incurred prior to such transaction which is assumed by us, another Restricted Subsidiary or the person assuming our obligations hereunder in connection with such transaction shall be deemed not to be a separate incurrence of Debt);

•	if, as a result of any such consolidation or merger or such conveyance, transfer or lease, our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the applicable indenture, we or such successor person, as the case may be, shall take such steps as shall be necessary effectively to secure the debt securities equally and ratably with (or prior to) all Debt secured thereby; and

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition and such supplemental indenture comply with the requirements of the applicable indenture.

The foregoing restrictions on our ability to consolidate with or merge into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets shall not apply to any consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition of assets between or among us and Medtronic plc and/or any other Restricted Subsidiary.

In addition, no Guarantor may consolidate with or merge into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of such Guarantor to any other person, unless:

•	(a) either: (i) such Guarantor shall be the continuing person; or (ii) the person (if other than such Guarantor), formed by such consolidation or into which such Guarantor is merged, or the person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the assets of such Guarantor, shall (1) be a corporation, partnership, limited liability company, trust or similar entity organized and validly existing under the laws of the United States of America, any state or political subdivision thereof, the District of Columbia, the United Kingdom or any member country of the European Union and (2) expressly assume, by a supplemental indenture, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance or the observance of every covenant of the applicable indenture on its part to be performed or observed;

•

immediately after giving effect to such transaction (including the incurrence of any Debt in connection with such transaction or series of transactions), no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing (provided, that for the avoidance of doubt, Debt of Medtronic plc or any Restricted Subsidiary incurred prior to such transaction which is assumed by Medtronic plc or any Restricted Subsidiary or the person assuming such Guarantor’s obligations hereunder in connection with such transaction shall be deemed not to be a separate incurrence of Debt);

•	if, as a result of any such consolidation or merger or such conveyance, transfer or lease, the properties or assets of such Guarantor would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the applicable indenture, the Guarantor or such successor person, as the case may be, shall take such steps as shall be necessary effectively to secure the debt securities equally and ratably with (or prior to) all Debt secured thereby; and

•	such Guarantor shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition and such supplemental indenture comply with the requirements of the applicable indenture.

The foregoing restrictions on the Guarantors’ ability to consolidate with or merge into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets shall not apply to any consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition of assets between or among any Guarantor and Medtronic plc or any Restricted Subsidiary.

Defeasance and Satisfaction and Discharge

Full Defeasance.

If there is a change in federal income tax law or ruling of the Internal Revenue Service, as described below, under the terms of the applicable indenture, we can legally release ourself from any payment or other obligations on the debt securities of any series (this is called “full defeasance”) if, among other things:

•	we irrevocably deposit or causes to be deposited with the trustee in trust for the benefit of all direct holders of the debt securities of such series, money in an amount, U.S. or certain foreign government notes or bonds, or a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge, the principal of and any premium and interest on the debt securities of such series on their applicable maturity date and any mandatory sinking fund payments or analogous payments applicable to the debt securities of such series on the day on which such payments are due and payable;

•	there is a change in U.S. federal income tax law or an Internal Revenue Service ruling that permits us to make the above deposit without causing holders to be taxed on the debt securities of such series any differently than if we did not make the deposit and simply repaid the debt securities of such series under the stated payment terms; and

•	we deliver to the trustee an opinion of counsel confirming the tax law change or Internal Revenue Service ruling described above.

If we accomplish full defeasance, a holder of debt securities would have to rely solely on the trust deposit for all payments on the debt securities of such series. Holders could not look to us for payment in the event of any shortfall.

Covenant Defeasance.

Under current U.S. federal income tax law, if we make the type of trust deposit described above (though not legally releasing ourself from payment obligations on the debt securities of the applicable series), we can be released from some of the restrictive covenants in the applicable indenture without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit. This is called “covenant defeasance.” In that event, you would lose the benefit of those restrictive covenants but would gain the protection of having money and/or U.S. or certain foreign government notes or bonds set aside in trust to repay the debt securities of such series. In order to exercise our rights under the applicable indenture to achieve covenant defeasance, we must, among other things:

•	irrevocably deposit or cause to be deposited with the trustee in trust for the benefit of all direct holders of the debt securities of such series, money in an amount, U.S. or certain foreign government notes or bonds, or a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge, the principal of and any premium and interest on the debt securities of such series on their applicable maturity date and any mandatory sinking fund payments or analogous payments applicable to the debt securities of such series on the day on which such payments are due and payable; and

•	deliver to the trustee an opinion of counsel confirming that under current U.S. federal income tax laws we may make the above deposit without causing holders to be taxed on the debt securities of such series any differently than if we did not make the deposit and simply repaid the debt securities of such series.

If we accomplish covenant defeasance, the following provisions of the applicable indenture or indentures and the debt securities of the applicable series would no longer apply:

•	certain of our and the Guarantors’ obligations regarding the conduct of our business described above under “Certain Covenants,” including the limitations on secured debt, limitations on sale and leaseback transactions and the covenant with respect to existence;

•	the conditions to engaging in a merger or similar transaction, as described above under “Consolidation, Merger, Conveyance, Transfer or Lease;” and

•	the events of default relating to breaches of certain covenants, certain events in bankruptcy, insolvency or reorganization, and acceleration of the maturity of other debt, described above under “Events of Default.”

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities of the applicable series in the event of a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the debt securities of such series become immediately due and payable, such a shortfall could arise. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge

The applicable indenture will cease to be of further effect with respect to any series of debt securities and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the applicable indenture with respect to such series, upon compliance with certain conditions, including:

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either: (i) our having delivered to the trustee for cancellation all of the debt securities of such series theretofore authenticated and delivered; or (ii) all debt securities of such series outstanding under the indenture not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and our expense, and in each such case, our having deposited or caused to be deposited with the trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities of the series not theretofore delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or the stated maturity or redemption date, as the case may be; and

•	our having delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the conditions precedent provided for in the applicable indenture relating to the satisfaction and discharge of such indenture with respect to such series of debt securities have been complied with.

Modification of the Indentures

Modifications and amendments of the indentures may be made by us and the applicable trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or waiver; provided, however, that no such modification or amendment may without the consent of the holder of each debt security affected thereby, extend the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount of, or premium or interest on, any debt security, change the place of payment where coin or currency in which the principal of, or any premium or interest on, any debt security is payable, impair the right to institute suit for the enforcement of any payment on or with respect to any debt security, reduce the percentage in principal amount of outstanding debt securities, the consent of the holders of which is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of such indenture or for waiver of certain defaults or modify any of the above provisions.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the applicable indenture that may be amended by such majority. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of such series, waive any past default under the applicable indenture, except a default (1) in the payment of principal of, or any premium or interest on, any debt security or (2) in respect of a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of the holder of each debt security of the affected series.

Modifications and amendments of the indentures may be made by us and the trustee without the consent of any holders of any series of debt securities for any of the following purposes:

•	to evidence the succession of another person to us or any Guarantor and the assumption by any such successor of our or such Guarantor’s covenants under the indentures and in the debt securities;

•	to add to our covenants or the covenants applicable to any Guarantor for the benefit of the holders or to surrender any right or power in the indentures conferred upon us or any Guarantor;

•	to add any additional events of default for the benefit of the holders;

•	to secure the debt securities or any related guarantee;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to cure any ambiguity, to correct or supplement any provision in an indenture or in any supplemental indenture which may be inconsistent with any other provision of such indenture or supplemental indenture, or to make any other provisions with respect to matters or questions arising under the indenture; provided such action shall not adversely affect the interests of the holders in any material respect;

•	to conform the indenture or any supplemental indenture to the description of the debt securities set forth in any prospectus or prospectus supplement related to such series of debt securities;

•	to comply with the requirements of the SEC in order to effect or maintain the qualifications of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in uncertificated form;

•	to provide for the issuance and establish the forms or terms and conditions of debt securities of any series as permitted by the applicable indenture;

•	to add or release a Guarantor as permitted by the applicable indenture; or

•	to comply with the rules of any applicable securities depositary.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote on any matter, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described above under “Defeasance and Satisfaction and Discharge.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken, that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date and must be taken within 180 days following the record date or a shorter period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Regarding the Trustees

The senior indenture trustee’s current address is Wells Fargo Bank, National Association, 600 South 4th Street, 6th Floor, Minneapolis, Minnesota 55415.

Each indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in such indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indentures and certain provisions of the Trust Indenture Act contain limitations on the rights of the trustees, should a trustee become a creditor of us, Medtronic plc or Medtronic, Inc. to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. A trustee is permitted to engage in other transactions with us or any affiliate of ours. If there arises any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

We maintain ordinary banking relationships and credit facilities with Wells Fargo Bank, National Association. In addition, Wells Fargo Bank, National Association is the trustee for certain of our affiliates’ other debt securities, is the transfer agent for Medtronic plc’s ordinary shares, and from time to time provides services relating to our investment management, stock repurchase and foreign currency hedging programs.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York and the United States. For the avoidance of doubt, the applicability of Articles 86 to 94-8 of the Luxembourg law dated 10 August 1915 on commercial companies, as amended, shall be excluded.

Certain Definitions

“Attributable Debt” in respect of any lease means, at the time of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). “Net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental payments) on account of maintenance and repairs, insurance, taxes, assessments or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments or similar charges.

“Consolidated Net Tangible Assets” means, at the date of determination, the aggregate amount of total assets which would appear on the consolidated balance sheet of Medtronic plc (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of Medtronic plc’s then most recent publicly available consolidated balance sheet but which by its terms is renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on Medtronic plc’s then most recent publicly available consolidated balance sheet and computed in accordance with generally accepted accounting principles.

“Debt” means, with respect to any person, without duplication: (a) all indebtedness of such person for borrowed money; and (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments.

The amount of Debt of any person will be deemed to be: (i) with respect to Debt secured by a lien, pledge, mortgage or similar encumbrance on an asset of such person but not otherwise the obligation, contingent or otherwise, of such person, the lesser of (1) the fair market value of such asset on the date such lien, pledge, mortgage or similar encumbrance attached and (2) the amount of such Debt; (ii) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt; and (iii) otherwise, the outstanding principal amount thereof.

“Funded Debt” means Debt which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such Debt.

“Guaranteed Bonds” means (a) any notes or debentures issued by us, Medtronic plc or Medtronic, Inc. which are at the time of issuance or which become, whether in connection with an exchange of securities or otherwise, registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in each case whether outstanding as of the date hereof or issued in the future, and (b) any outstanding senior unsecured notes or debentures issued by Covidien International Finance S.A. prior to the date of the applicable indenture.

“Principal Property” means any plant, office facility, warehouse, distribution center or equipment located within the United States (other than its territories or possessions) and owned by Medtronic plc or any subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of the Consolidated Net Tangible Assets of Medtronic plc, except any such property which Medtronic plc’s board of directors, in its good faith opinion, determines is not of material importance to the business conducted by Medtronic plc and its subsidiaries, taken as a whole, as evidenced by a certified copy of a board resolution.

“Restricted Subsidiary” means (i) each of Medtronic Luxco and Medtronic, Inc. and (ii) any other subsidiary of Medtronic plc which owns or leases a Principal Property, except any subsidiary substantially all of the assets of which are located, or substantially all of the business of which is carried on, outside the United States and its territories and possessions.

“Senior Debt” of a person means the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding at the date of the subordinated indenture or incurred or created thereafter:

(a) all Debt of that person;

(b) all obligations in respect of capital leases of that person;

(c) all obligations of the kind described in the preceding clause (a) above and all lease obligations of others of the kind described in the preceding clause (b) above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

(d) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a) and (c) and all renewals or extensions of leases of the kinds described in either of the preceding clauses (b) or (c) above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities.

DESCRIPTION OF DEBT SECURITIES OF MEDTRONIC, INC.

This section describes the general terms and provisions of the unsecured general obligations that Medtronic, Inc. may offer from time to time in the form of one or more series of senior debt securities. We refer to such senior debt securities in this section as the debt securities. As used in this “Description of Debt Securities of Medtronic, Inc.,” references to “Medtronic, Inc.,” “we,” “our” and “us” refer to Medtronic, Inc., a Minnesota corporation, references to “Medtronic plc” refer to Medtronic Public Limited Company, a company organized under the laws of Ireland and references to “Medtronic Luxco” refers to Medtronic Global Holdings S.C.A., an entity organized under the laws of Luxembourg, and in each case do not, unless the context otherwise indicates, include such entity’s subsidiaries.

Debt securities will be issued under an indenture, dated December 10, 2014 (the “base indenture”), between Medtronic, Inc. and Wells Fargo Bank, National Association, as trustee, that has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus, subject to such amendments or supplemental indentures as are adopted, from time to time, including the supplemental indentures dated as of December 10, 2014, January 25, 2015 and January 25, 2015 that have been filed as exhibits to the registration statement of which this prospectus is a part. We refer to the base indenture as amended and supplemented to date as the indenture. The following summaries of certain provisions of the indenture and the senior debt securities are not complete and are subject to the detailed provisions of the indenture. You should refer to the indenture for more specific information. In addition, you should consult the applicable prospectus supplement and any free writing prospectus that we authorize to be delivered for particular terms of the debt securities being offered.

The indenture does not limit the amount of debt securities that may be issued by Medtronic, Inc. or any of its affiliates. The indenture provides that debt securities may be issued from time to time in one or more series. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement if any of the general terms and conditions described below will not apply to the series of debt securities.

General Terms

The debt securities will be unsecured obligations of Medtronic, Inc. and will be fully and unconditionally guaranteed, on a joint and several basis, by each of Medtronic plc and Medtronic Luxco. The debt securities will rank equally in right of payment with Medtronic, Inc.’s other unsecured and unsubordinated obligations, and will be structurally subordinated to all of the liabilities of the subsidiaries of Medtronic, Inc.

Medtronic, Inc. may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the price or prices at which we will sell the debt securities;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which such interest will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payments;

•	the place or places where principal of, premium, if any, and interest on the debt securities shall be payable;

•	whether any index, formula or other method will be used to determine the amount of payments of principal of and premium, if any, and interest on the debt securities and the manner of determining the amount of such payments;

•	any mandatory or optional sinking fund or analogous provisions;

•	if applicable, the price at which, the periods within which, and the terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed;

•	any guarantee provisions in addition to or in lieu of those described in this prospectus;

•	the portion of the principal amount of the debt securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

•	the currency of payment of principal of and premium, if any, and interest on the debt securities;

•	whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

•	the currency of principal and interest payments if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. dollars for any purpose under the indenture;

•	any deletions from, changes in or additions to the events of default or the covenants specified in the indenture, or to the right of the trustee or the requisite holders of such securities to declare the principal amount of such securities due and payable;

•	any special tax implications of such series of debt securities; and

•	any other terms of the debt securities.

Debt securities may bear interest at fixed or floating rates. We may issue debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than the stated principal amount of the debt securities. Tax and other special considerations applicable to any series of debt securities, including original issue discount securities, will be described in the prospectus supplement in which we offer those debt securities.

We will have the ability under the indenture to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

Guarantees

Medtronic plc and Medtronic Luxco will fully and unconditionally guarantee, on a joint and several basis, to each holder of debt securities issued by Medtronic, Inc., in each case in accordance with the indenture, (i) the due and punctual payment of principal of and premium, if any, and interest on those debt securities, when and as the same become due and payable, whether at maturity, by declaration of acceleration, upon redemption, repurchase or otherwise, and (ii) that all other obligations of Medtronic, Inc. to the holders or the trustee shall be promptly paid in full or performed. The guarantees will be unsecured and each guarantee of senior debt securities will rank equally with all other unsecured and unsubordinated obligations of Medtronic plc and Medtronic Luxco, as applicable, and will be structurally subordinated to all of the liabilities of the subsidiaries of Medtronic plc (other than Medtronic Luxco and Medtronic, Inc.). Medtronic plc and Medtronic Luxco are sometimes referred to in this section as the “Guarantors.”

Notwithstanding the foregoing, each Guarantor will be automatically and unconditionally released from all obligations under its guarantee, and such guarantees shall terminate and be discharged and be of no further force and effect, (i) upon the merger or consolidation of such Guarantor with and into either us or any other Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all or substantially all of its assets to either us or another Guarantor or (ii) upon legal or covenant defeasance of our obligations, or satisfaction and discharge of the indenture.

The guarantees of the debt securities may be subject to review under United States federal or state fraudulent transfer law or similar laws in other applicable jurisdictions, which could limit their enforceability. The guarantees will provide that the obligations of each Guarantor will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Payment

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on the debt securities will be paid at the place or places that we will designate for such purposes. However, we may, at our option, make interest payments by check mailed to persons in whose names the debt securities are registered. Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security which is payable and is punctually paid or duly provided for on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment.

Events of Default

Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for any series of debt securities under the indenture:

•	failure to pay any interest on the debt securities of that series when due and payable and such failure continues for 30 days;

•	failure to pay principal of or any premium on the debt securities of that series at its maturity, acceleration, redemption or otherwise;

•	failure to perform or the breach of any other covenant or warranty in the indenture applicable to such series and such failure continues for 60 days after written notice as provided in such indenture;

•	failure to pay principal when due at maturity or a default that results in the acceleration of maturity of Medtronic, Inc.’s or any Restricted Subsidiary’s (defined below) indebtedness for borrowed money in an aggregate amount of $100 million or more;

•	Medtronic plc’s or Medtronic Luxco’s guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or such guarantee is found to be invalid or Medtronic plc or Medtronic Luxco denies its liability under its guarantee (other than by reason of release of a guarantor in accordance with the terms of the indenture);

•	certain events in bankruptcy, insolvency or reorganization, voluntary or involuntary, relating to Medtronic, Inc., Medtronic plc or Medtronic Luxco; and

•	any other event of default provided with respect to debt securities of such series.

If an event of default, other than an event of default specified in the sixth bullet point above, occurs with respect to debt securities of any series and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul such declaration and its consequences. If an event of default specified in the sixth bullet point above occurs and is continuing, the entire principal amount of, and accrued interest, if any, on each series of debt securities then outstanding shall become immediately due and payable.

The trustee, after the occurrence of a default with respect to any series of debt securities, shall give to the holders of debt securities of that series notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods); provided, that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any debt security, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of such series.

The holders of a majority in principal amount of the outstanding debt securities of any series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, and to waive certain defaults.

In case an event of default shall occur and be continuing, the trustee shall exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless such holders shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The indenture will require us to deliver to the trustee an annual statement as to the performance of our obligations under the indenture and as to any events of default thereunder.

A default in the payment of any of our debt securities or under any related guarantee, or a default with respect to our debt securities or any related guarantee that causes such debt securities to be accelerated, may give rise to a cross-default under our other indebtedness.

Certain Covenants

Limitations on Secured Debt.

The indenture provides that we will not, and will not permit any Restricted Subsidiary (defined below) to, incur, issue, assume or guarantee any Debt (defined below) secured by a pledge of, or mortgage or other lien on, any Principal Property (defined below), now owned or hereafter owned by Medtronic, Inc. or any Restricted Subsidiary, or any shares of stock or Debt of any Restricted Subsidiary (herein called “liens”), without effectively providing that the debt securities (together with, if we shall so determine, any other Debt of Medtronic, Inc. or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the debt securities of that series) shall be secured equally and ratably with (or prior to) such secured Debt so long as such secured Debt shall be so secured. The foregoing restrictions do not apply, however, to:

•	liens on any Principal Property acquired (whether by merger, consolidation, purchase, lease or otherwise), constructed or improved by Medtronic, Inc. or any Restricted Subsidiary after the date of the indenture which are created or assumed prior to, contemporaneously with, or within 360 days after, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith) incurred after the date of the indenture;

•	liens on any property, shares of capital stock or Debt existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including liens on property, shares of capital stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary);

•	liens in favor of, or which secure Debt owing to, Medtronic, Inc. or any Restricted Subsidiary;

•	liens in favor of the United States or any state thereof, or any department, agency, or instrumentality or political subdivision thereof, or political entity affiliated therewith, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute, or to secure any Debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

•	liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar liens arising in the ordinary course of business, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by Medtronic, Inc. or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

•	pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which Medtronic, Inc. or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of Medtronic, Inc. or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States to secure surety, appeal or customs bonds to which Medtronic, Inc. or any Restricted Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

•	liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against Medtronic, Inc. or any Restricted Subsidiary with respect to which Medtronic, Inc. or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review; or liens incurred by Medtronic, Inc. or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which Medtronic, Inc. or such Restricted Subsidiary is a party;

•	liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

•	liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ liens and other similar liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of Medtronic, Inc.’s business or the business of such Restricted Subsidiary and which do not, in Medtronic, Inc.’s opinion, materially detract from the value of such properties;

•	liens existing on the first date on which the debt securities of a series are authenticated;

•	liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Medtronic, Inc. in excess of those set forth by regulations promulgated by the Federal Reserve Board and (ii) such deposit account is not intended to provide collateral to the depository institution; or

•	any extension, renewal or replacement (or successive extensions, removals or replacements) as a whole or in part, of any lien referred to in the eleven foregoing bullets, inclusive; provided that (i) such extension, renewal or replacement lien shall be limited to all or a part of the same property, shares of stock or debt that secured the lien extended, renewed or replaced (plus improvements on such property) and (ii) the Debt secured by such lien at such time is not increased.

Notwithstanding the restrictions described above, Medtronic, Inc. or any Restricted Subsidiary may incur, issue, assume or guarantee Debt secured by liens without equally and ratably securing the debt securities; provided that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all outstanding Debt secured by liens which could not have been incurred, issued, assumed or guaranteed by Medtronic, Inc. or a Restricted Subsidiary without equally and ratably securing the debt securities of each series then outstanding except for the provisions of this paragraph, together with the aggregate amount of Attributable Debt (defined below) incurred pursuant to the second paragraph under the caption “—Limitations on Sale and Leaseback Transactions” below, does not at such time exceed 20% of the Consolidated Net Tangible Assets (defined below) of Medtronic, Inc.

Limitations on Sale and Leaseback Transactions.

Sale and leaseback transactions by Medtronic, Inc. or any Restricted Subsidiary involving a Principal Property are prohibited unless either: (a) Medtronic, Inc. or such Restricted Subsidiary would be entitled, without equally and ratably securing the debt securities, to incur Debt secured by a lien on such property, pursuant to the provisions described in the twelve bullets above under “—Limitations on Secured Debt”; or (b) Medtronic, Inc. or a subsidiary thereof, within 360 days after such transaction, apply an amount not less than the net proceeds of the sale of the Principal Property leased pursuant to such arrangement to (x) the retirement of Medtronic, Inc.’s Funded Debt (defined below); provided that the amount to be applied to the retirement of Medtronic, Inc.’s Funded Debt shall be reduced by (i) the principal amount of any debt securities delivered within 360 days after such sale to the trustee for retirement and cancellation, and (ii) the principal amount of Funded Debt, other than debt securities, voluntarily retired by Medtronic, Inc. within 360 days after such sale or (y) the purchase, construction or development of other property, facilities or equipment used or useful in Medtronic, Inc.’s or its Restricted Subsidiaries’ business. Notwithstanding the foregoing, no retirement referred to in clause (b) of this paragraph may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision. This restriction will not apply to a sale and leaseback transaction between Medtronic, Inc. and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years.

Notwithstanding the restrictions described above, Medtronic, Inc. or any Restricted Subsidiary may enter into a sale and leaseback transaction; provided that at the time of such transaction, after giving effect thereto and to the retirement of any Funded Debt which is concurrently being retired, the aggregate amount of all Attributable Debt (defined below) in respect of sale and leaseback transactions existing at such time (other than sale and leaseback transactions permitted as described in the preceding paragraph), together with the aggregate amount of all outstanding Debt incurred pursuant to the second paragraph under the caption “—Limitations on Secured Debt” above, does not at such time exceed 20% of the Consolidated Net Tangible Assets of Medtronic, Inc.

Certain Other Covenants.

The indenture contains certain other covenants applicable to us regarding, among other matters, corporate existence and reports to holders of debt securities. Unless indicated otherwise in a prospectus supplement, the debt securities will not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the indenture do not afford holders of debt securities issued thereunder protection in the event of a sudden or significant decline in our or any Guarantor’s credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us, Medtronic plc, Medtronic Luxco or any of our affiliates that may adversely affect such holders.

Consolidation, Merger, Conveyance, Transfer or Lease

Medtronic, Inc. may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety, unless:

•	the successor person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and expressly assumes, by a supplemental indenture, its obligations on the debt securities and under the indenture;

•	after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing;

•	after giving effect to such transaction, neither Medtronic, Inc. nor the successor person, as the case may be, would have outstanding Debt secured by any mortgage or other encumbrance prohibited by the provisions of its restrictive covenant relating to liens or, if so, shall have secured the debt securities equally and ratably with (or prior to) any Debt secured thereby; and

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition and such supplemental indenture comply with the requirements of the indenture.

Defeasance and Satisfaction and Discharge

Full Defeasance.

If there is a change in federal income tax law or ruling of the Internal Revenue Service, as described below, under the terms of the indenture, we can legally release ourself from any payment or other obligations on the debt securities of any series (this is called “full defeasance”) if, among other things:

•	we irrevocably deposit or causes to be deposited with the trustee in trust for the benefit of all direct holders of the debt securities of such series, money in an amount, U.S. government notes or bonds, or a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge, the principal of and any premium and interest on the debt securities of such series on their applicable maturity date and any mandatory sinking fund payments or analogous payments applicable to the debt securities of such series on the day on which such payments are due and payable;

•	there is a change in U.S. federal income tax law or an Internal Revenue Service ruling that permits us to make the above deposit without causing holders to be taxed on the debt securities of such series any differently than if we did not make the deposit and simply repaid the debt securities of such series under the stated payment terms; and

•	we deliver to the trustee an opinion of counsel confirming the tax law change or Internal Revenue Service ruling described above.

If we accomplish full defeasance, a holder of debt securities would have to rely solely on the trust deposit for all payments on the debt securities of such series. Holders could not look to us for payment in the event of any shortfall.

Covenant Defeasance.

Under current U.S. federal income tax law, if we make the type of trust deposit described above (though not legally releasing ourself from payment obligations on the debt securities of the applicable series), we can be released from some of the restrictive covenants in the indenture without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit. This is called “covenant defeasance.” In that event, you would lose the benefit of those restrictive covenants but would gain the protection of having money and/or U.S. government notes or bonds set aside in trust to repay the debt securities of such series. In order to exercise our rights under the indenture to achieve covenant defeasance, we must, among other things:

•

irrevocably deposit or cause to be deposited with the trustee in trust for the benefit of all direct holders of the debt securities of such series, money in an amount, U.S. or government notes or bonds, or a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge, the principal of and any premium and interest on the debt securities of such series on their applicable maturity date and any mandatory sinking fund payments or analogous payments applicable to the debt securities of such series on the day on which such payments are due and payable; and

•	deliver to the trustee an opinion of counsel confirming that under current U.S. federal income tax laws we may make the above deposit without causing holders to be taxed on the debt securities of such series any differently than if we did not make the deposit and simply repaid the debt securities of such series.

If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities of the applicable series would no longer apply:

•	certain of our and the Guarantors’ obligations regarding the conduct of our business described above under “Certain Covenants,” including the limitations on secured debt, limitations on sale and leaseback transactions and the covenant with respect to existence;

•	the conditions to engaging in a merger or similar transaction, as described above under “Consolidation, Merger, Conveyance, Transfer or Lease;” and

•	the events of default relating to breaches of certain covenants, certain events in bankruptcy, insolvency or reorganization, and acceleration of the maturity of other debt, described above under “Events of Default.”

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities of the applicable series in the event of a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the debt securities of such series become immediately due and payable, such a shortfall could arise. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge

The indenture will cease to be of further effect with respect to any series of debt securities and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture with respect to such series, upon compliance with certain conditions, including:

•	either: (i) our having delivered to the trustee for cancellation all of the debt securities of such series theretofore authenticated and delivered; or (ii) all debt securities of such series outstanding under the indenture not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and our expense, and in each such case, our having deposited or caused to be deposited with the trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities of the series not theretofore delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or the stated maturity or redemption date, as the case may be; and

•	our having delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the conditions precedent provided for in the indenture relating to the satisfaction and discharge of such indenture with respect to such series of debt securities have been complied with.

Modification of the Indenture

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or waiver; provided, however, that no such modification or amendment may without the consent of the holder of each debt security affected thereby, change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount of, or premium or interest on, any debt security, change the place of payment where coin or currency in which the principal of, or any premium or interest on, any debt security is payable, impair the right to institute suit for the enforcement of any payment on or with respect to any debt security, reduce the percentage in principal amount of outstanding debt securities, the consent of the holders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of such indenture or for waiver of certain defaults or modify any of the above provisions.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture that may be amended by such majority. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of such series, waive any past default under the indenture, except a default (1) in the payment of principal of, or any premium or interest on, any debt security or (2) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each debt security of the affected series.

Modifications and amendments of the indenture may be made by us and the trustee without the consent of any holders of any series of debt securities for any of the following purposes:

•	to evidence the succession of another person to us and the assumption by any such successor of our covenants under the indenture and in the debt securities;

•	to add to our covenants or the covenants applicable to any Guarantor for the benefit of the holders or to surrender any right or power in the indenture conferred upon us or any Guarantor;

•	to add any additional events of default for the benefit of the holders;

•	to secure the debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to cure any ambiguity, to correct or supplement any provision in an indenture which may be inconsistent with any other provision of such indenture, or to make any other provisions with respect to matters or questions arising under the indenture; provided such action shall not adversely affect the interests of the holders;

•	to comply with the requirements of the SEC in order to effect or maintain the qualifications of the indenture under the Trust Indenture Act;

•	to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in uncertificated form;

•	to provide for the issuance and establish the forms or terms and conditions of debt securities of any series as permitted by the indenture;

•	to add or release a Guarantor as permitted by the indenture; or

•	to comply with the rules of any applicable securities depositary.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote on any matter, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described above under “Defeasance and Satisfaction and Discharge.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken, that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date and must be taken within 180 days following the record date or a shorter period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Regarding the Trustee

The indenture trustee’s current address is Wells Fargo Bank, National Association, 600 South 4th Street, 6th Floor, Minneapolis, Minnesota 55415.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and certain provisions of the Trust Indenture Act contain limitations on the rights of the trustee, should a trustee become a creditor of us, Medtronic plc or Medtronic Luxco to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. A trustee is permitted to engage in other transactions with us or any affiliate of ours. If there arises any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

We maintain ordinary banking relationships and credit facilities with Wells Fargo Bank, National Association. In addition, Wells Fargo Bank, National Association is the trustee for certain of our affiliates’ other debt securities, is the transfer agent for Medtronic plc’s ordinary shares, and from time to time provides services relating to our investment management, stock repurchase and foreign currency hedging programs.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York and the United States.

Certain Definitions

“Attributable Debt” in respect of any lease means, at the time of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). “Net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental payments) on account of maintenance and repairs, insurance, taxes, assessments or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments or similar charges.

“Consolidated Net Tangible Assets” means, at the date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of Medtronic, Inc.’s then most recent consolidated quarterly balance sheet but which by its terms is renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on Medtronic, Inc.’s then most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

“Debt” means, with respect to any person, without duplication: (a) all indebtedness of such person for borrowed money; and (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments.

The amount of Debt of any person will be deemed to be: (i) with respect to Debt secured by a lien, pledge, mortgage or similar encumbrance on an asset of such person but not otherwise the obligation, contingent or otherwise, of such person, the lesser of (1) the fair market value of such asset on the date such lien, pledge, mortgage or similar encumbrance attached and (2) the amount of such Debt; (ii) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt; and (iii) otherwise, the outstanding principal amount thereof.

“Funded Debt” means Debt which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such Debt.

“Principal Property” means any plant, office facility, warehouse, distribution center or equipment located within the United States (other than its territories or possessions) and owned by Medtronic, Inc. or any subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of the Consolidated Net Tangible Assets of Medtronic, Inc., except any such property which Medtronic, Inc.’s board of directors, in its good faith opinion, determines is not of material importance to the business conducted by Medtronic, Inc. and its subsidiaries, taken as a whole, as evidenced by a certified copy of a board resolution.

“Restricted Subsidiary” means any subsidiary of Medtronic, Inc. which owns or leases a Principal Property.

FORMS OF DEBT SECURITIES

Unless the prospectus supplement otherwise provides, debt securities will be issued in the form of one or more global securities. This means that we will not issue certificates to each holder. Rather, we will issue global securities in the total principal amount of the debt securities of that series.

Global Securities

In General. Debt securities in global form will be deposited with or on behalf of a depositary. Global securities are represented by one or more certificates for the series registered in the name of the depositary or its nominee. Debt securities in global form may not be transferred except as a whole among the depositary, a nominee of or a successor to the depositary, or any nominee of that successor. Unless otherwise identified in the prospectus supplement, the depositary will be The Depository Trust Company (“DTC”).

If a depositary for a series of debt securities is unwilling or unable to continue as depositary, we will issue that series of debt securities in registered form in exchange for the global security or securities of that series. We also may determine at any time in our discretion not to use global securities for any series. In that event, we will issue debt securities in registered form.

Ownership of the Global Securities; Beneficial Ownership. So long as the depositary or its nominee is the registered owner of a global security, that entity will be the sole holder of the debt securities represented by that instrument. We and the trustee are only required to treat the depositary or its nominee as the legal owner of the debt securities for all purposes under the indenture.

A purchaser of debt securities represented by a global security will not be entitled to receive physical delivery of certificated securities, will not be considered the holder of those securities for any purpose under the indenture, and will not be able to transfer or exchange the global security, unless the prospectus supplement provides to the contrary. As a result, each beneficial owner must rely on the procedures of the depositary to exercise any rights of a holder under the indenture. In addition, if the beneficial owner is not a direct or indirect participant in the depositary, the beneficial owner must rely on the procedures of the participant through which it owns its beneficial interest in the global security. We understand that under existing industry practice, in the event we request any action of holders of debt securities or an owner of a beneficial interest in the global securities desires to take any action that the depositary, as the holder of the global securities, is entitled to take, the depositary would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws and the above conditions may impair the ability to transfer beneficial interests in the global securities.

Book-Entry System

Upon the issuance of the global securities, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global securities through such participants).

We expect that the depositary, upon receipt of any payment of principal or interest in respect of the global securities, will credit immediately participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants. None of us, the trustee or any agent of us or the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in the global securities owned through such participants.

The debt securities represented by the global securities are exchangeable for certificated debt securities in definitive registered form of like tenor as such securities in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act or (ii) we in our discretion at any time determine not to have all of the debt securities represented by the global securities and we notify the trustee thereof. Any global securities that are exchangeable pursuant to the preceding sentence are exchangeable for certificated debt securities registered in such names as the depositary shall direct. Subject to the foregoing, the global securities are not exchangeable, except for a global security or global securities of the same aggregate denominations to be registered in the name of the depositary or its nominee.

Unless and until they are exchanged in whole or in part for certificated debt securities in definitive form, the global securities may not be transferred except as a whole among the depositary, a nominee of or a successor to the depositary, or any nominee of that successor.

The Depository Trust Company

The following is based on information furnished by DTC and applies to the extent it is the depositary, unless otherwise stated in the prospectus supplement:

Registered Owner. The debt securities will be issued as fully registered securities in the name of Cede & Co., which is DTC’s partnership nominee. No single global security will be issued in a principal amount of more than $500 million. The trustee will deposit the global securities with DTC. The deposit of the global securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities.

DTC Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of that law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

DTC is a wholly-owned subsidiary of The Depository Trust and Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with DTC’s participants. The rules that apply to DTC and its participants are on file with the SEC.

DTC Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts. This eliminates the need for physical movement of securities certificates.

Participants’ Records. The debt securities must be purchased by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The beneficial owner’s ownership interest in the debt securities is in turn recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmations from DTC of their purchases, but they are expected to receive them, along with periodic statements of their holdings, from the direct or indirect participants through whom they purchased the debt securities. Transfers of ownership interests in the global securities will be made on the books of the participants on behalf of the beneficial owners. Certificates representing the interests of the beneficial owners in the debt securities will not be issued unless the use of global securities is suspended, as discussed above.

DTC has no knowledge of the actual beneficial owners of the global securities. Its records only reflect the identity of the direct participants as owners of the debt securities. Those participants may or may not be the beneficial owners. Participants are responsible for keeping account of their holdings on behalf of their customers.

Notices Among DTC, Participants and Beneficial Owners. Notices and other communications by DTC, its participants and the beneficial owners will be governed by standing arrangements among them, subject to any legal requirements in effect.

Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the global securities. DTC generally mails an omnibus proxy to us just after any applicable record date. That proxy assigns Cede & Co.’s consenting or voting rights to the direct participants to whose accounts the securities are credited on the record date.

Payments. Principal and interest payments made by us will be delivered to Cede & Co. DTC’s practice is to credit direct participants’ accounts upon receipt of funds and corresponding detail information on the applicable payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in “street name.” Those payments will be the responsibility of that participant, and not DTC, the trustee or us, subject to any legal requirements in effect at that time. We are responsible for paying principal, interest and premium, if any, to the trustee, which is responsible for making those payments to Cede & Co. DTC is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the beneficial owners.

PLAN OF DISTRIBUTION

We may sell debt securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

This prospectus may be used in connection with any offering of our debt securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase debt securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the debt securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the debt securities and any applicable restrictions.

The prospectus supplement with respect to the debt securities of a particular series will describe the terms of the offering of the debt securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the debt securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the debt securities will be listed.

If any underwriters or agents are utilized in the sale of the debt securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the debt securities in respect of which this prospectus is delivered, we will sell such debt securities to the dealer, as principal. The dealer may then resell such debt securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of debt securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the debt securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the debt securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such debt securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the debt securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities or any other securities the prices of which may be used to determine payments on such debt securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other debt securities, the underwriters may bid for, and purchase, the debt securities or any such other securities in the open market. Finally, in any offering of the debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the debt securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your debt securities may be more than three scheduled business days after the trade date for your debt securities. Accordingly, in such a case, if you wish to trade debt securities on any date prior to the third business day before the original issue date for your debt securities, you will be required, by virtue of the fact that your debt securities initially are expected to settle more than three scheduled business days after the trade date for your debt securities, to make alternative settlement arrangements to prevent a failed settlement.

The debt securities may be new issues of debt securities and may have no established trading market. The debt securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the debt securities.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

Medtronic plc and Medtronic Luxco are organized and existing under the laws of countries other than the United States. In addition, certain of the directors and officers of these entities may reside outside of the United States and a significant portion of their assets may be located outside of the United States. As a result, it may be difficult for investors to effect service of process on Medtronic plc or Medtronic Luxco or to enforce in the United States judgments obtained in U.S. courts against Medtronic plc or Medtronic Luxco or those persons based on the civil liability provisions of the U.S. securities laws or other laws. Uncertainty exists as to whether courts in Luxembourg and Ireland, as applicable, will enforce judgments obtained in other jurisdictions, including the United States, against the domestic companies or their directors or officers under the securities or other laws of those jurisdictions or entertain actions in those jurisdictions against Medtronic plc or Medtronic Luxco or their directors or officers under the securities or other laws of those jurisdictions.

Ireland

Enforcement of Liabilities

We have been advised by counsel that the United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland. A judgment of the U.S. courts will be enforced by the Irish courts if the following general requirements are met: (i) the procedural rules of the U.S. court must have been observed and the U.S. court must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this rule); and (ii) the judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. Where however, the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment should not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive. However, the Irish courts may refuse to enforce a judgment of the U.S. courts which meets the above requirements for one of the following reasons: (a) if the judgment is not for a definite sum of money; (b) if the judgment was obtained by fraud; (c) if the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice; (d) if the judgment is contrary to Irish public policy or involves certain United States laws which will not be enforced in Ireland; or (e) if jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Superior Courts Rules.

In addition, in the event of any proceedings being brought in an Irish court in respect of a monetary obligation expressed to be payable in a currency other than Euro, an Irish court would have power to give judgment expressed as an order to pay a currency other than Euro. However, enforcement of the judgment against any party in Ireland would be available only in Euro and for such purposes all claims or debts would be converted into Euro.

Certain Insolvency Considerations

Liquidation. As an Irish incorporated company, Medtronic plc may be wound up under Irish law. On a liquidation of an Irish company, certain categories of preferential debts and the claims of secured creditors would be paid in priority to the claims of unsecured creditors. In particular:

(i) under Irish law, the claims of creditors holding fixed charges may rank behind other creditors (namely fees, costs and expenses of any examiner appointed and certain capital gains tax liabilities) and, in the case of fixed charges over book debts, may rank behind claims of the Irish Revenue Commissioners for “pay-as-you earn”, pay related social insurance, local property tax and any tax imposed in conformity with the Council Directive of November 28, 2006 on the common system of value added tax (EC Directive 2006/112) and any other tax of a similar fiscal nature substituted for, or levied in addition to such tax whether in the European Union, or elsewhere in any jurisdiction together with any interest and penalties thereon;

(ii) under Irish law, for a charge to be characterized as a fixed charge, the charge holder is required to exercise the requisite level of control over the assets purported to be charged and the proceeds of such assets including any bank account into which such proceeds are paid. There is a risk therefore that even a charge which purports to be taken as a fixed charge may take effect as a floating charge if a court deems that the requisite level of control was not exercised; and

(iii) under Irish law, the claims of certain other creditors (including the Irish Revenue Commissioners for certain unpaid taxes), as well as those of creditors mentioned above, will rank in priority to claims of unsecured creditors and claims of creditors holding floating charges.

If Medtronic plc becomes subject to an insolvency proceeding and has obligations to creditors that are treated under Irish law as creditors that are senior relative to the holders of the debt securities, the holders of the debt securities may suffer losses as a result of their subordinated status during such insolvency proceedings.

Under Irish insolvency law, a liquidator of Medtronic plc could apply to a court to have set aside certain transactions entered into by Medtronic plc before the commencement of liquidation, including the granting of a guarantee and any the payment of any amounts thereunder. Section 604 of the Irish Companies Act, 2014 provides that any conveyance, mortgage, delivery of goods, payment, execution or other act relating to property made or done by or against a company which is unable to pay its debts as they become due, in favor of any creditor or person on trust for a creditor and where such act was done to give such creditor or any surety or guarantor for the debt due, to such creditor a preference over other creditors shall be deemed to be an unfair preference and will be invalid if (a) a winding up of the company commences within six months of doing the act and (b) the company is at the time of the commencement of the winding up unable to pay its debts (taking into account the contingent and prospective liabilities). Where the conveyance, mortgage, delivery of goods, payment, execution or other action is in favor of a connected person the six month period is extended to two years. In addition, any such act in favor of a connected person is deemed a preference over the other creditors and as such to be a fraudulent preference and invalid accordingly.

Under section 608 of the Irish Companies Act, 2014, if it can be shown on the application of a liquidator, creditor or contributory of a company which is being wound up to the satisfaction of the Irish High Court that any property of such company was disposed of and the effect of such a disposal was to “perpetrate a fraud” on the company, its creditors or members, the Irish High Court may, if it deems it just and equitable, order any person who appears to have “use, control or possession” of such property or the proceeds of the sale or development thereof to deliver it or pay a sum in respect of it to the liquidator on such terms as the Irish High Court sees fit. In deciding whether it is just and equitable to make an order under section 608, the Irish High Court must have regard to the rights of persons who have bona fide and for value acquired an interest in the property the subject of the application.

Examinership. Examinership is a legal mechanism in Ireland for the temporary protection and potential rescue or reconstruction of an ailing but potentially viable Irish company. An Irish company, its directors, its shareholders holding, at the date of presentation of the petition, not less than one-tenth of its voting share capital, or a contingent, prospective or actual creditor, are each entitled to petition the Irish High Court for the appointment of an examiner.

While a company is in examinership, it may not be wound up, creditors may not enforce their claims or their security in respect of the company or its assets, and proceedings cannot be issued or potentially continued against it without the leave of the Irish High Court. Further, a company in examinership cannot discharge any liability incurred by it before the presentation to the Irish Court of the petition for examinership except in strictly defined circumstances. The examiner, once appointed, has the power to set aside contracts and arrangements entered into by the company after this appointment and, in certain circumstances, can avoid a negative pledge given by the company prior to his appointment.

Where possible, an examiner will formulate proposals for a compromise or scheme of arrangement in respect of a company in examinership (the “Proposals”) which he/she believes will ensure the survival of the company or the whole or any part of its undertaking as a going concern. The Proposals will detail, among other things, how each class of creditor is to be treated in the context of the examinership and in particular the dividend, if any, they are to receive. A scheme of arrangement may be approved by the Irish High Court when at least one class of creditors, whose interests are impaired under the proposals, has voted in favor of the proposals and the Irish High Court is satisfied that such proposals are fair and equitable in relation to any class of members or creditors who have not accepted the proposals and whose interests would be impaired by the implementation of the scheme of arrangement and the proposals are not unfairly prejudicial to any interested party.

If, for any reason, an examiner was appointed to Medtronic plc while any amounts due under the debt securities were unpaid, the primary risks to the holders of the debt securities are as follows:

•	the trustee, on behalf of the holders of the debt securities, would not be able to take proceeding to enforce rights under the guarantee against Medtronic plc during the period of examinership;

•	a scheme of arrangement may be approved involving the writing down of the debt due by Medtronic plc to the holders of the debt securities irrespective of their views;

•	an examiner may seek to set aside any negative pledge given by Medtronic plc prohibiting the creation of security or the incurring of borrowings by Medtronic plc to enable the examiner to borrow to fund Medtronic plc during the protection period; and

•	in the event that a scheme of arrangement is not approved and Medtronic plc subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of Medtronic plc and approved by the Irish High Court) and the claims of certain other creditors referred to above (including the Irish Revenue Commissioners for certain unpaid taxes) will take priority over the amounts due by Medtronic plc to the holders of the debt securities.

Furthermore, the Irish High Court may order that an examiner shall have any of the powers of a liquidator appointed by the Irish High Court would have, which could include the power to apply to have transactions set aside under section 604 of the Irish Companies Act, 2014 or section 608 of the Irish Companies Act, 2014.

Luxembourg

Enforcement of Liabilities

We have been advised by Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg), our Luxembourg counsel, that, although there is no treaty between Luxembourg and the United States regarding the reciprocal enforcement of judgments, a valid final and conclusive judgment against an issuer with respect to the debt securities obtained from a court of competent jurisdiction in the United States, which judgment remains in full force and effect after all appeals as may be taken in the relevant state or federal jurisdiction with respect thereto have been taken, may be recognized and enforced through a court of competent jurisdiction of Luxembourg subject to compliance with the enforcement procedures set out in Articles 678 et seq. of the Luxembourg Nouveau code de procédure civile being, together with applicable Luxembourg case law:

•	the foreign judgment must be enforceable in the country of origin;

•	the court of origin must have had jurisdiction both according to its own laws and to the Luxembourg conflict of jurisdictions rules;

•	the foreign proceedings must have been regular in light of the laws of the country of origin;

•	the rights of defense must not have been violated;

•	the foreign court must have applied the law which is designated by the Luxembourg conflict of laws rules, or, at least, the judgment must not contravene the principles underlying these rules;

•	the considerations of the foreign judgment as well as the judgment as such must not contravene Luxembourg international public policy; and

•	the foreign judgment must not have been rendered as a result of or in connection with an evasion of Luxembourg law (fraude à la loi).

We have also been advised by Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg) that if an original action is brought in Luxembourg, without prejudice to specific conflict of law rules, Luxembourg courts may refuse to apply the designated law if the choice of the foreign law was not made bona fide or if the foreign law was not pleaded and proved or if pleaded and proved, the foreign law was contrary to Luxembourg mandatory provisions (lois impératives) or incompatible with Luxembourg public policy rules. In an action brought in Luxembourg on the basis of U.S. federal or state securities laws, Luxembourg courts may not have the requisite power to grant the remedies sought.

Subject to the foregoing, purchasers of the debt securities may be able to enforce judgments in civil and commercial matters obtained from U.S. federal or state courts in Luxembourg. We cannot, however, assure you that attempts to enforce judgments in Luxembourg will be successful.

Certain Insolvency Considerations

Insolvency proceedings with respect to Medtronic Luxco may proceed under, and be governed by, Luxembourg insolvency laws. The insolvency laws of Luxembourg may not be as favorable to investors’ interests as those of other jurisdictions with which investors may be familiar and may limit the ability of noteholders to enforce the terms of the debt securities.

Medtronic Luxco is incorporated and has its center of main interests (centre des intérêts principaux), for the purposes of the EU Insolvency Regulation, and its registered office and central administration (administration centrale) in Luxembourg. Accordingly, insolvency proceedings affecting Medtronic Luxco would be governed by Luxembourg insolvency laws. The following is a brief description of the key features of Luxembourg insolvency proceedings and certain aspects of insolvency laws in Luxembourg.

Luxembourg Insolvency Proceedings

Under the insolvency laws of Luxembourg, the following types of Luxembourg insolvency proceedings may be opened against any issuer and/or guarantor of debt securities (a “Luxembourg Obligor”) to the extent that such Luxembourg Obligor has its registered office or its center of main interests (centre des intérêts principaux) (for the purposes of the EU Insolvency Regulation) in Luxembourg:

•	bankruptcy proceedings (faillite);

•	controlled management proceedings (gestion contrôlée); and

•	composition proceedings (concordat préventif de la faillite).

In addition to these proceedings, your ability to receive payment with respect to debt securities issued by and the guarantees provided by a Luxembourg Obligor may be affected by a decision of the Commercial District Court (Tribunal d’arrondissement siégeant en matière commerciale) (the “Commercial District Court”) granting suspension of payments (sursis de paiements) or putting the Luxembourg Obligor into judicial liquidation (liquidation judiciaire).

Bankruptcy (faillite)

General administration of bankruptcy proceedings

The opening of bankruptcy proceedings may be requested by the Luxembourg Obligor or by any of its creditors. Following such a request, the Commercial District Court having jurisdiction may open bankruptcy proceedings in the event that a Luxembourg Obligor (a) has ceased to make payments (cessation de paiements) (meaning that the Luxembourg Obligor does not pay its debts as they fall due) and (b) has lost its commercial creditworthiness (ébranlement de crédit) (meaning that the Luxembourg Obligor no longer has the ability to obtain financing at normal commercial terms). If the Commercial District Court considers that these conditions are met, it may also open bankruptcy proceedings on its own motion, absent a request made by the Luxembourg Obligor or a creditor.

If the Commercial District Court declares a Luxembourg Obligor bankrupt, it will appoint one or more bankruptcy receivers (curateur(s)), depending on the complexity of the proceedings and a supervisory judge (juge-commissaire) to supervise the bankruptcy proceedings. The period within which creditors must file their proof of claims (déclaration de créance) is specified in the judgment adjudicating the company bankrupt. Claims filed after such period may nevertheless be taken into account by the bankruptcy receiver subject to certain limitations as to distributable proceeds.

The bankruptcy receiver(s) take(s) over the management and control of such Luxembourg Obligor in place of the management body of such Luxembourg Obligor. The bankruptcy receiver(s) will realize the Luxembourg Obligor’s assets and distribute the proceeds to the Luxembourg Obligor’s creditors in accordance with the statutory order of payment and, if there are any funds left, to the bankrupt Luxembourg Obligor’s shareholders.

The bankruptcy receiver(s) represent(s) the Luxembourg Obligor as well as the creditors collectively (masse des créanciers). The bankruptcy receiver will need to obtain of the Commercial District Court permission for certain acts, such as agreeing to a settlement of claims or deciding to pursue the business of the Luxembourg Obligor during the bankruptcy proceedings.

Bankruptcy is governed by public policy and rules, which generally delay the process and limit restructuring options of the bankrupt Luxembourg Obligor.

On closing of the bankruptcy proceedings, the Luxembourg Obligor will be dissolved.

Effects of Bankruptcy Proceedings

The main effect of bankruptcy proceedings is the suspension of all measures of enforcement against the Luxembourg Obligor, except, subject to certain limited exceptions, for secured creditors, and the payment of unsecured creditors in accordance with their rank upon the realization of the assets of the Luxembourg Obligor.

As from the judgment declaring the Luxembourg Obligor bankrupted, maturities of debts of the Luxembourg Obligor (which are not yet due) are accelerated and the creditors of the Luxembourg Obligor can file their proof of claims with the Commercial District Court.

In principle, contracts of the Luxembourg Obligor are not automatically terminated on commencement of bankruptcy proceedings, save for contracts for which the identity or solvency of the Luxembourg Obligor was crucial (intuitu personae agreements) for the other party. However, certain contracts are terminated automatically by law, such as employment contracts, unless expressly confirmed by the receiver. Contractual provisions purporting to terminate a contract upon bankruptcy are generally held as being valid. The receiver may choose to terminate contracts of the company subject to the obligations that the Luxembourg Obligor may have to perform first its obligations (rule of “exceptio non adimpleti contractus”) and the creditors’ interest.

Unsecured claims will, in the event of a liquidation of a Luxembourg Obligor, only rank after (i) the cost of liquidation (including any debt incurred for the purpose of such liquidation) and (ii) the debts of the Luxembourg Obligor that are entitled to priority under Luxembourg law. Preferential debts under Luxembourg law include, among others:

•	certain amounts owed to the Luxembourg Revenue;

•	value-added tax and other taxes and duties owed to the Luxembourg Customs and Excise;

•	social security contributions; and

•	remuneration owed to employees.

Assets over which a security interest has been granted will in principle not be available for distribution to unsecured creditors of the Luxembourg Obligor (except after enforcement and to the extent a surplus is realised and subject to application of the relevant priority rules, liens and privileges arising mandatorily by law). During bankruptcy proceedings, all enforcement measures by unsecured creditors of the Luxembourg Obligor are suspended.

Luxembourg insolvency laws may also affect transactions entered into or payments made by the Luxembourg Obligor during the pre-bankruptcy hardening period (période suspecte) which is fixed by the Commercial District Court and dates back not more than six months as from the date on which the Commercial District Court formally adjudicates a company bankrupt, and, as for specific payments and transactions, during an additional period of ten days before the commencement of such period, or without any time limit. In particular:

•	pursuant to Article 445 of the Luxembourg Commercial Code, some transactions (in particular, the granting of a security interest for antecedent debts, save in respect of financial collateral arrangements within the meaning of the Luxembourg law of 5 August 2005 on collateral arrangements, as amended (the “Luxembourg Collateral Act”); the payment of debts which have not fallen due, whether payment is made in cash or by way of assignment, sale, set-off or by any other means; the payment of debts which have fallen due by any means other than in cash or by bill of exchange (unless, arguably, that method of payment was agreed from inception), transactions without consideration or with substantially inadequate consideration entered into during the suspect period (or the ten days preceding it) must be set aside, if so requested by the bankruptcy receiver;

•	pursuant to Article 446 of the Luxembourg Commercial Code, payments made for matured debts as well as other transactions concluded for consideration during the suspect period are subject to setting aside by the Commercial District Court upon proceedings initiated by the bankruptcy receiver, if they were concluded with the knowledge of the bankrupt’s cessation of payments; and

•	pursuant to Article 448 of the Luxembourg Commercial Code and Article 1167 of the Luxembourg Civil Code (action paulienne), the bankruptcy receiver (acting on behalf of the creditors) has the right to challenge any fraudulent payments and transactions, including the granting of security with an intent to defraud, made prior to the bankruptcy, without any time limit.

Controlled Management Proceedings (gestion contrôlée)

General administration of controlled management proceedings

A Luxembourg Obligor, which has lost its commercial creditworthiness (ébranlement de crédit) or which is not in a position to completely fulfil its obligations, can apply for the regime of controlled management in order either (i) to restructure its business or (ii) to realize its assets in good conditions. An application for controlled management can only be made by the Luxembourg Obligor without any time limit.

The loss of commercial creditworthiness (ébranlement de crédit) is identical to the credit test applied in bankruptcy proceedings. As to the second criteria (that is, the case where a company is not in a position to completely fulfil its obligations), a broad view of the total situation of the Luxembourg Obligor is taken.

According to information publicly available, controlled management proceedings are rarely used as they are not always successful, therefore are not considered to permit a turnaround of the debtor and generally lead to bankruptcy proceedings. They are occasionally applied to companies, in particular holding or finance companies, which are part of an international group and whose inability to meet obligations results from a default of group companies.

Preventive Composition Proceedings (concordat préventif de la faillite)

General administration of preventive composition proceedings

A Luxembourg Obligor may enter into preventive composition proceedings (concordat préventif de la faillite) in order to resolve its financial difficulties by entering into an agreement with its creditors, the purpose of which is to avoid bankruptcy. Preventive composition proceedings may only be applied for by a company which is in financial difficulty. Similar to controlled management proceedings, the preventive composition proceedings are not available if the company has already been declared bankrupt by the Commercial District Court or if the Luxembourg Obligor is acting in bad faith. The application for the preventive composition proceedings can only be made by the Luxembourg Obligor and must be supported by proposals of preventive composition.

The Commercial District Court will delegate to a delegated judge (juge délégué) the duty to verify, and to prepare a report on, the situation of the Luxembourg Obligor. Based on such report, the Commercial District Court will decide whether or not to pursue the preventive composition proceedings. If the Commercial District Court considers that the procedure should not be pursued, it will in the same judgment declare the bankruptcy of the company (which bankruptcy may also be declared during the preventive composition proceedings if the conditions for the composition proceedings are not met). If the Commercial District Court considers that the procedure may be pursued, it will set the place, date and hour of a meeting (assemblée concordataire) at which the creditors will be convened. The delegated judge will make its report at the meeting (assemblée concordataire).

The preventive composition may only be adopted if a majority of the creditors representing, by their unchallenged claims, three quarters of the Luxembourg Obligor’s debt, has adhered to the proposal and if the preventive composition has been homologated by the Commercial District Court. Creditors benefiting from mortgages (hypothèques), privileges (privilèges) or pledges (gages) only have a deliberating voice in the operations of the concordat, if they renounce the benefit of their mortgages, privileges or pledges. The vote in favor of the concordat entails renunciation. The renunciation may be limited by the secured creditors to only a portion (but representing at least 50% in value) of their claims with corresponding voting rights.

The preventive composition has no effect on the claims secured by a mortgage, a privilege or a pledge and on claims by the tax authorities. If the application results in a preventive composition arrangement sanctioned by the Commercial District Court, the preventive composition could still either be annulled (if it has not been executed) or terminated (in case of fraud or bad faith of the company). In such scenarios, the Commercial District Court may adjudicate bankrupt the Luxembourg Obligor. The bankruptcy judgment can decide to set the date of cessation of payment to the date of the application for the preventive composition proceedings. If that date is less than six months prior to the bankruptcy judgment, the court can of course set the cessation of payment date at six months prior to its judgment.

Preventive composition proceedings are rarely used in practice since they are not binding upon secured creditors.

Effects of Preventive Composition Proceedings

The Luxembourg Obligor’s business activities continue during the preventive composition proceedings. While the preventive composition is being negotiated, the Luxembourg Obligor may not dispose of, or grant any security over, any assets without the approval of the delegated judge. Once the preventive composition has been agreed by the Commercial District Court, this restriction is lifted. However, the Luxembourg Obligor’s business activities will still be supervised by the delegated judge.

Except as provided for in the Luxembourg Collateral Act, while the preventive composition is being negotiated, unsecured creditors may not take action against the company to recover their claims. Secured creditors who do not participate in the preventive composition proceedings may take action against the Luxembourg Obligor to recover their claims and to enforce their security. Fraudulent transactions which took place before the date on which the Commercial District Court commenced preventive composition proceedings may be set aside (please see the bankruptcy proceedings section above).

Suspension of Payments Proceedings (sursis de paiements)

General administration of a suspension of payments proceedings

A suspension of payments (sursis de paiements) for commercial companies can only be applied to a commercial company which, as a result of extraordinary and unforeseeable events, has to temporarily cease its payments but which has on the basis of its balance sheet sufficient assets to pay all amounts due to its creditors. The suspension of payments may also be granted if the situation of the applicant, even though showing a loss, presents serious elements of reestablishment of the balance between its assets and its debts.

The purpose of the suspension of payments proceedings is to allow a business undertaking experiencing financial difficulties to suspend its payments for a limited time after a complex proceeding involving both the Commercial District Court and the Luxembourg High Court of Justice (Cour supérieure de justice) and the approval by a majority of the creditors representing, by their claims, three quarters of the company’s debts (excluding claims secured by privilege (privilège), mortgage (hypothèque) or pledge (gage)).

The suspension of payments only applies to those liabilities which have been assumed by the debtor prior to obtaining the suspension of payment and has no effect as far as taxes and other public charges or secured claims (by right of privilege, a mortgage or a pledge) are concerned.

Effects of Suspension of Payments Proceedings

During the suspension of payments, ordinary creditors cannot open enforcement proceedings against the Luxembourg Obligor’s assets. This stay on enforcement does not extend to preferred creditors, or to creditors which are secured by mortgages (hypothèques), pledges (gages) or financial collateral arrangements governed by the Luxembourg Collateral Act. The Luxembourg Obligor continues to manage its own business under the supervision of a court-appointed administrator who must approve most of the transactions carried out by the Luxembourg Obligor.

When a suspension of payments ends, the stay on enforcement is terminated and the Luxembourg Obligor’s management body can run the business again.

Judicial Liquidation

Judicial liquidation proceedings may be opened at the request of the Luxembourg public prosecutor against Luxembourg commercial companies pursuing an activity violating criminal laws or that are in serious violation of the Luxembourg commercial code or of the Luxembourg law dated August 10, 1915 on commercial companies, as amended.

The management of such judicial liquidation proceedings will generally follow similar rules as those applicable to bankruptcy proceedings.

In an insolvency proceeding, it is possible that creditors of Medtronic Luxco or appointed insolvency administrator may challenge Medtronic Luxco’s guarantee of the debt securities, and intercompany obligations generally, as fraudulent or voidable transfers, preferences or conveyances or transactions at an undervalue or on other grounds.

In certain situations the relevant bankruptcy court may act ex officio and declare the guarantee or other security interests as ineffective, unenforceable or void. If so, such laws may permit the court, if it makes certain findings, to:

•	void or invalidate all or a portion of a guarantor’s obligations under its guarantee or the security provided by such guarantor;

•	direct that holders of the debt securities return any amounts paid under a guarantee or any security document to the relevant guarantor or to a fund for the benefit of the relevant guarantor’s creditors or otherwise contribute to the assets of the relevant guarantor; or

•	take other action that is detrimental to holders of the debt securities.

Under Luxembourg insolvency law, a liquidator/bankruptcy trustee of Medtronic Luxco could apply to the court to have set aside certain transactions entered into by Medtronic Luxco before the commencement of its liquidation/bankruptcy. Article 445 of the Luxembourg Commercial Code sets out the conditions in which certain transactions made by Medtronic Luxco may be declared null and void. If the transactions were made after the cessation of payments, but before the declaratory judgment of bankruptcy, which is the hardening period (période suspecte) and an additional period of ten days preceding this hardening period fixed by the court, those specified transactions must be set aside or declared null and void. Such transactions will include, for example: the granting of a security interest for antecedent debts, the payment of debts which have not fallen due, whether such payment is made in cash or by way of assignment, sale, set-off or by any other means, the payment of debts which have fallen due by any other means than in cash or by bill of exchange and the sale of assets without consideration or for materially inadequate consideration. Paragraph 4 of Article 445 of the Luxembourg Commercial Code expressly states that any security which would have been granted by the debtor to a creditor, during the hardening period (and ten days before), for previously contracted debts is null and void.

Furthermore, the following may be declared null and void (Article 446 of the Luxembourg Commercial Code) if occurred during the hardening period (and ten days before): payments (of any kind, including cash and set-offs) of non-mature debts, payments not consisting of cash or negotiable instruments (effets de commerce) for mature debts.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the debt securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP. Particular matters with respect to Irish law will be passed upon by A&L Goodbody. Particular matters with respect to Luxembourg law will be passed upon by Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg). Particular matters with respect to Minnesota law will be passed upon by Thomas L. Osteraas. Mr. Osteraas is an employee of Medtronic, Inc. serving as Principal Legal Counsel, Corporate & Securities and owns or has rights to acquire an aggregate of less than 0.01% of the ordinary shares of Medtronic, plc.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended April 29, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MEDTRONIC GLOBAL HOLDINGS S.C.A.

Debt Securities

Fully and unconditionally guaranteed by

Medtronic Public Limited Company

Medtronic, Inc.

MEDTRONIC, INC.

Debt Securities

Fully and unconditionally guaranteed by

Medtronic Public Limited Company

Medtronic Global Holdings S.C.A.

PROSPECTUS

February 3, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the sale of the offered debt securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee	$(1)
Printing expenses
Accounting services
Legal fees of registrant’s counsel
Rating agency fees and expenses
Trustee’s fees and expenses
Miscellaneous

Total	$(2)

(1)	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.
(2)	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Medtronic plc

Pursuant to the Medtronic plc’s memorandum and articles of association, subject to the provisions of, and so far as may be permitted by the Irish Companies Act, 2014, every director and secretary of Medtronic plc shall be indemnified out of the assets of Medtronic plc against all costs, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him or her in defending civil or criminal proceedings which relate to anything done or omitted or alleged to have been done or omitted by him or her as an officer or employee of Medtronic plc and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

Pursuant to Medtronic plc’s memorandum and articles of association and so far as may be permitted by the Irish Companies Act, 2014, every current or former executive or officer (other than any director) or any person who is serving or has served at the request of Medtronic plc as a director, executive, officer or trustee of another company shall be indemnified out of the assets of Medtronic plc against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Medtronic plc, to which he or she was, is, or is threatened to be, made a party by reason of the fact that he or she is or was such a director, executive, officer or trustee.

Effective January 26, 2015, Medtronic plc entered into deeds of indemnification (the “Deeds of Indemnification”) with its directors and corporate secretary. The Deeds of Indemnification provide indemnification to such directors and the corporate secretary to the fullest extent permitted by the laws of Ireland, and in accordance with Medtronic plc’s memorandum and articles of association, for all expenses and other amounts actually incurred in any action or proceeding in which the director or corporate secretary is or may be involved by reason of the fact that he or she is or was a director or corporate secretary of Medtronic plc or otherwise serving the company or other entities at the company’s request, on the terms and conditions set forth in the Deeds of Indemnification. Further, Medtronic plc agrees, to the fullest extent permitted by the laws of Ireland, to advance expenses incurred in defense of these proceedings, on the terms and conditions set forth in the Deeds of Indemnification. The Deeds of Indemnification also provide procedures for requesting and obtaining indemnification and advancement of expenses.

Medtronic Luxco

Medtronic Luxco is incorporated under the laws of Luxembourg. Article 102 of the Luxembourg Commercial Code of 10 August 1915 (as amended) (the “1915 Law”), provides that a société en commandite par actions, such as Medtronic Luxco, “is a company established by contract, for a limited or unlimited period, between one or more shareholders who are indefinitely and jointly and severally liable for the obligations of the company and one or more shareholders who only contribute a specific share of the capital.” (Translated into English.)

Article 107 of the 1915 law provides that “Management of the company is carried out by one or more managers, who may but need not be unlimited members, designated in accordance with the articles. Managers who are not unlimited members shall be liable in accordance with Article 59.” (Translated into English.)

The manager of Medtronic Luxco is Medtronic Global Holdings G.P. S.à r.l. (“Medtronic GP”), its unlimited member. Medtronic GP is a Luxembourg private limited company (société à responsabilité limitée (“S.à r.l.”)) in turn managed by its managers. Managers do not contract any personal liability deriving from the liabilities of the company (explicitly for sociétés anonymes (Public limited companies) per Article 58 of the 1915 Law). This is an application of the general rules pursuant to which a proxy does not bind himself and the person represented by the proxy must execute the obligations undertaken in its name by the proxy.

Managers are however responsible for damages caused by their fault. This responsibility may exist towards the company, towards shareholders and towards third parties, depending on the circumstances and the basis of action. Actions may notably be based on either of the following provisions: (i) Article 59 para. 1 of the 1915 Law (faute de gestion, mismanagement), (ii) Article 59 para. 2 of the 1915 Law (violation of legal or statutory provisions), or (iii) Articles 1382, 1383 of the Luxembourg Civil Code.

Article 59 of the 1915 Law reads as follows:

“The directors are responsible towards the company, in accordance with common law, for the execution of the mandate which has been conferred upon them and for the faults committed in their management.

They shall be jointly and severally liable towards the company and any third parties for damages resulting from the violation of this law or the articles of the company. They shall be discharged from such liability in the case of a violation to which they were not a party provided no misconduct is attributable to them and they have reported such violation to the first general meeting after they had acquired knowledge thereof.” (Translated into English.)

Besides the three cases above, managers may incur liability under criminal law or, in certain circumstances, in case of bankruptcy.

Claims against individual managers on the basis of Articles 1382 and 1383 of the Luxembourg Civil Code are available to the company and to any injured person, be it an individual shareholder or a third party creditor of the company, if it can be established that an unlawful act or negligence has been committed by the board of managers or a manager. Articles 1382 and 1383 read as follows:

“Any act of man resulting in damage incurred by someone else binds the person responsible for the damage to repair it.” (Article 1382) (Translated into English.)

“Everyone is liable for the damage caused not only by his act but also by his negligence or imprudence.” (Article 1383) (Translated into English.)

Any injured person can resort to this individual responsibility of the managers for the following reasons: (i) the actio mandati is not available to the company because the quitus has been granted to the managers; (ii) it is usual practice for managers to have their personal liability covered by insurance policies so that managers can meet their obligations, and (iii) minority shareholders are not entitled to initiate the actio mandati on behalf of the company against its managers.

The claimant will have to demonstrate (a) the negligence of the managers in performing or not performing their obligations, (b) the damage suffered, and (c) the causal link between the negligence and the damage.

Luxembourg laws and regulations do not explicitly address the issue of indemnity and insurance coverage for S.à r.l. managers. It is generally considered that the articles of incorporation of the S.à r.l. may provide for indemnity, however limited to the extent the managers are not acting in gross negligence or fraudulently.

Insurance coverage for directors’ and officers’ liability is also permissible under Luxembourg law and may be considered as usual market practice for certain market segments and/or types of companies (including Medtronic Luxco). However, there are no statutes or other codified laws or legal provisions specifically dealing with directors’ and officers’ insurance.

The coordinated articles of incorporation of Medtronic Luxco provide that:

“Art. 9. Liability. To the extent permissible under Luxembourg law, the GP Shareholder and other officers of the Company, as well as those persons to whom such signatory powers have been validly delegated in accordance with Articles 8.3 and 8.4 of these Articles, shall be indemnified out of the assets of the Company against all costs, charges, losses, damages and expenses incurred or sustained by them in connection with any actions, claims, suits or proceedings to which they may be made a party by reason of being or having been managers, officers or delegates of the Company, by reason of any transaction carried out by the Company, any contract entered into or any action performed, concurred in, or omitted, in connection with the execution of their duties, save for liabilities and expenses arising from their gross negligence or willful default, in each case without prejudice to any other rights to which such persons may be entitled.”

The Articles of Medtronic GP provide that:

“Art. 11. The managers do not contract in their functions any personal obligation concerning the commitments regularly taken by them in the name of the Company; as representatives of the Company, the managers are only responsible for the execution of their mandates.”

Effective January 26, 2015, Medtronic Luxco entered into indemnification agreements (the “Indemnification Agreements”) with the directors and corporate secretary of Medtronic plc. The Indemnification Agreements provide indemnification to such directors and the corporate secretary, provided such directors and the corporate secretary act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Medtronic plc, to the fullest extent permitted by Delaware law, for all expenses and other amounts actually incurred in any action or proceeding in which the director or the corporate secretary is or may be involved by reason of the fact that he or she is or was a director or corporate secretary of Medtronic plc or otherwise serving Medtronic plc or other entities at Medtronic plc’s request, on the terms and conditions set forth in the Indemnification Agreements. Further, Medtronic Luxco agrees to advance expenses incurred in defense of these proceedings, on the terms and conditions set forth in the Indemnification Agreements. The Indemnification Agreements also provide procedures for requesting and obtaining indemnification and advancement of expenses.

Medtronic, Inc.

Minnesota Statutes Section 302A.521, subdivision 2, requires Medtronic, Inc. to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to Medtronic, Inc., against judgments, penalties, fines, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding if certain statutory standards are met. In addition, Section 302A.521, subdivision 3, requires payment by Medtronic, Inc., upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain circumstances. A decision as to required indemnification is made by a disinterested majority of Medtronic, Inc.’s board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of Medtronic, Inc.’s board of directors, by special legal counsel, by Medtronic, Inc.’s shareholders, or by a court. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

Medtronic, Inc.’s bylaws provide for indemnification by Medtronic, Inc. to the full extent permitted by Minnesota Statutes Section 302A.521, as now enacted or hereafter amended, against and with respect to threatened, pending, or completed actions, suits, or proceedings arising from, or alleged to arise from, a party’s actions or omissions as a director, officer, employee, or agent of Medtronic, Inc. or any subsidiary of Medtronic, Inc. or of any other corporation, partnership, joint venture, trust, or other enterprise that has served in such capacity at the request of Medtronic, Inc. if such acts or omissions occurred, or were or are alleged to have occurred, while such party was a director or officer of Medtronic, Inc. Generally, under Minnesota law, indemnification will be available only where an officer or director can establish that he or she acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Medtronic, Inc. As permitted by Minnesota Statutes Section 302A.521, Medtronic, Inc.’s articles of incorporation provide that a director shall have no personal liability to Medtronic, Inc. or its shareholders for breach of his or her fiduciary duty as a director, to the fullest extent permitted by law.

The foregoing summaries are qualified in their entirety to the terms and provisions of such arrangements.

Item 16.	Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings.

Each of undersigned registrants hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of debt securities offered (if the total dollar value of debt securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the debt securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the debt securities, each of the undersigned registrants undertakes that in a primary offering of debt securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the debt securities to the purchaser, if the debt securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such debt securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its debt securities provided by or on behalf of such undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d)

of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the debt securities offered therein, and the offering of such debt securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the indemnification provisions described herein, or otherwise, each registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, State of Minnesota, on February 3, 2017.

MEDTRONIC PUBLIC LIMITED COMPANY

By:	/s/ Bradley E. Lerman
Name: Bradley E. Lerman
Title: Senior Vice President, General Counsel and Corporate Secretary

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Medtronic Public Limited Company hereby severally constitute and appoint Bradley E. Lerman and Martha Ha, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Medtronic Public Limited Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Omar Ishrak Omar Ishrak	Chairman and Chief Executive Officer (principal executive officer)	February 3, 2017

/s/ Karen Parkhill Karen L. Parkhill	Chief Financial Officer (principal financial and accounting officer)	February 3, 2017

/s/ Richard H. Anderson Richard H. Anderson	Director	February 3, 2017

/s/ Craig Arnold Craig Arnold	Director	February 3, 2017

/s/ Scott C. Donnelly Scott C. Donnelly	Director	February 3, 2017

/s/ Randall J. Hogan, III Randall J. Hogan, III	Director	February 3, 2017

Signature	Title	Date

/s/ Shirley Ann Jackson, PhD Shirley Ann Jackson, PhD	Director	February 3, 2017

/s/ Michael O. Leavitt Michael O. Leavitt	Director	February 3, 2017

/s/ James T. Lenehan James T. Lenehan	Director	February 3, 2017

/s/ Elizabeth Nabel Elizabeth Nabel	Director	February 3, 2017

/s/ Denise M. O’Leary Denise M. O’Leary	Director	February 3, 2017

/s/ Kendall J. Powell Kendall J. Powell	Director	February 3, 2017

/s/ Robert C. Pozen Robert C. Pozen	Director	February 3, 2017

Authorized Representative in the United States:

By:	/s/ Martha Ha
Martha Ha
Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of City of Luxembourg, Luxembourg, on February 3, 2017.

MEDTRONIC GLOBAL HOLDINGS S.C.A., a Luxembourg corporate partnership limited by shares (société en commandite par actions) represented by
Medtronic Global Holding GP S.à r.l.
Its General Partner, in turn acting by

By:	/s/ Erik De Gres
Name: Erik De Gres
Title: Managing Director

SIGNATURES AND POWER OF ATTORNEY

I, the undersigned, hereby constitute and appoint Bradley E. Lerman and Martha Ha, and each of them singly, my true and lawful attorneys with full power to any of them, and to each of them singly, to sign for me and in my name in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in my name and on my behalf in my capacities as an officer and director to enable Medtronic Global Holdings S.C.A. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Erik De Gres Erik De Gres	Managing Director of Medtronic Global Holding GP S.à r.l., general partner of Medtronic Global Holdings S.C.A.	February 3, 2017

Authorized Representative in the United States:

By:	/s/ Martha Ha
Martha Ha
Assistant Secretary of Medtronic plc

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, State of Minnesota, on February 3, 2017.

MEDTRONIC, INC.

By:	/s/ Bradley E. Lerman
Name: Bradley E. Lerman
Title: Senior Vice President, General Counsel and Corporate Secretary

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Medtronic, Inc., hereby severally constitute and appoint Bradley E. Lerman and Martha Ha, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Medtronic, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Omar Ishrak Omar Ishrak	Chief Executive Officer (principal executive officer)	February 3, 2017

/s/ Karen L. Parkhill Karen L. Parkhill	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	February 3, 2017

/s/ Philip John Albert Philip John Albert	Director	February 3, 2017

/s/ Martha Ha Martha Ha	Director	February 3, 2017

/s/ Linda Harty Linda Harty	Director	February 3, 2017

EXHIBIT INDEX

Exhibit No.	Description

1*	Form of Underwriting Agreement

3.1	Certificate of Incorporation of Medtronic plc (incorporated by reference to Exhibit 3.1 to Medtronic plc’s Current Report on Form 8-K, filed on January 27, 2015, File No. 001-36820)

3.2	Memorandum and Articles of Association of Medtronic plc, as amended by Special Resolution on 9 December 2016

3.3	An electronic version of the excerpt on file at the Luxembourg Trade and Companies Register for Medtronic Global Holdings S.C.A. (including English translation)

3.4	Amended and Restated Articles of Association of Medtronic Global Holdings S.C.A. (incorporated by reference to Exhibit 3.5 to Medtronic plc’s Registration Statement on Form S-4, filed on July 17, 2015, File No. 333-205732-01)

3.5	Amended and Restated Articles of Incorporation of Medtronic, Inc. (incorporated by reference to Exhibit 3.1 to Medtronic, Inc.’s Current Report on Form 8-K, filed on January 27, 2015, File No. 001-07707)

3.6	Amended and Restated By-Laws of Medtronic, Inc.

4.1	Form of Senior Indenture of Medtronic Global Holdings S.C.A. (including form of Note and Guarantee)

4.2	Form of Senior Note of Medtronic Global Holdings S.C.A. (included in Exhibit 4.1)

4.3	Form of Subordinated Indenture of Medtronic Global Holdings S.C.A. (including form of Note and Guarantee)

4.4	Form of Subordinated Note of Medtronic Global Holdings S.C.A. (included in Exhibit 4.3)

4.5	Indenture, dated as of as December 10, 2014 between Medtronic, Inc. and Wells Fargo Bank, National Association, as trustee (“Medtronic, Inc. Senior Indenture”) (incorporated by reference to Exhibit 4.1 to Medtronic, Inc’s Form 8-K, filed on December 10, 2014)

4.6	First Supplemental Indenture to Medtronic, Inc. Senior Indenture, dated as of December 10, 2014 between Medtronic, Inc. and Wells Fargo Bank, National Association as trustee relating to the Floating Rate Notes due 2020, 1.500% Notes due 2018, 2.500% Notes due 2020, 3.150% Notes due 2022, 3.500% Notes due 2025, 4.375% Notes due 2035 and 4.625% Notes due 2045 (incorporated by reference to Exhibit 4.2 to Medtronic, Inc’s Form 8-K, filed on December 10, 2014)

4.7	Second Supplemental Indenture to Medtronic, Inc. Senior Indenture, dated as of January 26, 2015 between Medtronic plc and Wells Fargo Bank, National Association as trustee (incorporated by reference to Exhibit 4.3 to Medtronic, Inc’s Form 8-K, filed on January 27, 2015)

4.8	Third Supplemental Indenture to Medtronic, Inc. Senior Indenture, dated as of January 26, 2015 between Medtronic Global Holdings S.C.A. and Wells Fargo Bank, National Association as trustee (incorporated by reference to Exhibit 4.4 to Medtronic, Inc’s Form 8-K, filed on January 27, 2015)

4.9	Form of Senior Note of Medtronic, Inc. (included in Exhibit 4.5)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, U.S. counsel to Medtronic plc, Medtronic Global Holdings S.C.A. and Medtronic, Inc.

5.2	Opinion of A&L Goodbody, Irish counsel to Medtronic plc

Exhibit No.	Description

5.3	Opinion of Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg), Luxembourg counsel to Medtronic Global Holdings S.C.A.

5.4	Opinion of Thomas L. Osteraas, Principal Legal Counsel, Corporate & Securities of Medtronic, Inc.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Medtronic plc

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.3	Consent of A&L Goodbody (included in Exhibit 5.2)

23.4	Consent of Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg) (included in Exhibit 5.3)

23.5	Consent of Thomas L. Osteraas, Principal Legal Counsel, Corporate & Securities of Medtronic, Inc. (included in Exhibit 5.4)

24.1	Medtronic plc Powers of Attorney (included in the signature pages to the Registration Statement)

24.2	Medtronic Global Holdings S.C.A. Powers of Attorney (included in the signature pages to the Registration Statement)

24.3	Medtronic, Inc. Powers of Attorney (included in the signature pages to the Registration Statement)

25.1	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture of Medtronic Global Holdings S.C.A.

25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture of Medtronic Global Holdings S.C.A

25.3	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Medtronic, Inc. Senior Indenture

*	To be filed by amendment or by a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.